EXHIBIT 10.1

                                CREDIT AGREEMENT
                                     among
                              TRENWICK GROUP INC.,
                         VARIOUS LENDING INSTITUTIONS,
                           THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT,
                           FIRST UNION NATIONAL BANK,
                              AS SYNDICATION AGENT

                                      and

                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT
                         -----------------------------

                         Dated as of November 24, 1999

                         -----------------------------
                                  $400,000,000

                             CHASE SECURITIES INC.,
                       AS LEAD ARRANGER AND BOOK MANAGER


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                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----
SECTION 1.  Revolving Credit Facility....................................... 1

1.01  Commitments........................................................... 1
1.02  Minimum Amount of Each Borrowing; Maximum Number of Borrowings........ 2
1.03  Notice of Borrowing of Revolving Loans................................ 2
1.04  Disbursement of Funds................................................. 2
1.05  Register.............................................................. 3
1.06  Conversions........................................................... 3
1.07  Pro Rata Borrowings................................................... 4
1.08  Interest.............................................................. 4
1.09  Interest Periods...................................................... 5
1.10  Increased Costs, Illegality, etc...................................... 6
1.11  Compensation.......................................................... 8
1.12  Change of Lending Office.............................................. 8
1.13  Replacement of Banks.................................................. 9

SECTION 2.  Letter of Credit Facility....................................... 9

2.01  Letters of Credit..................................................... 9
2.02  Letter of Credit Request; Notices of Issuance......................... 11
2.03  Agreement to Repay Letter of Credit Payments.......................... 11
2.04  Increased Costs....................................................... 12
2.05  Letter of Credit Expiration Extensions................................ 12
2.06  Changes to Stated Amount.............................................. 13
2.07  Representations and Warranties of L/C Banks........................... 13

SECTION 3.  Fees; Commitments............................................... 13

3.01  Fees.................................................................. 13
3.02  Voluntary Reduction of Commitments.................................... 14
3.03  Mandatory Reductions of Commitments................................... 14

SECTION 4.  Payments........................................................ 15

4.01  Voluntary Prepayments................................................. 15
4.02  Mandatory Repayments and Prepayments.................................. 15
4.03  Method and Place of Payment........................................... 18
4.04  Net Payments.......................................................... 19

SECTION 5.  Conditions Precedent............................................ 20

5.01  Execution of Agreement................................................ 20
5.02  No Default; Representations and Warranties............................ 20
5.03  Officer's Certificate................................................. 21
5.04  Opinions of Counsel................................................... 21
5.05  Corporate Proceedings................................................. 21
5.06  Adverse Change, etc................................................... 21
5.07  Litigation............................................................ 22
5.08  Subsidiary Guaranty................................................... 22
5.09  Consummation of the Refinancing....................................... 22
5.10  Chartwell Senior Notes................................................ 22
5.11  Financial Statements; Projections..................................... 22
5.12  Approvals, etc........................................................ 23
5.13  Indebtedness.......................................................... 24
5.14  Payment of Fees....................................................... 24
5.15  Letter of Credit Request; Notice of Borrowing......................... 24
5.16  Capital Structure..................................................... 24
5.17  Solvency Certificate.................................................. 24
5.18  A.M. Best Rating...................................................... 24

SECTION 6.  Representations, Warranties and Agreements...................... 24

6.01  Corporate Status...................................................... 25
6.02  Corporate Power and Authority; Enforceability......................... 25
6.03  No Contravention of Laws, Agreements or Organizational Documents...... 25
6.04  Litigation and Contingent Liabilities................................. 25
6.05  Use of Proceeds; Margin Regulations................................... 26
6.06  Approvals............................................................. 26
6.07  Investment Company Act................................................ 26
6.08  Public Utility Holding Company Act.................................... 27
6.09  True and Complete Disclosure; Projections and Assumptions............. 27
6.10  Consummation of Transaction........................................... 27
6.11  Financial Condition; Financial Statements............................. 27
6.12  Tax Returns and Payments.............................................. 28
6.13  Compliance with ERISA................................................. 28
6.14  Subsidiaries.......................................................... 30
6.15  Intellectual Property, etc............................................ 30
6.16  Pollution and Other Regulations....................................... 30
6.17  Labor Relations; Collective Bargaining Agreements..................... 30
6.18  Capitalization........................................................ 31
6.19  Indebtedness.......................................................... 31
6.20  Compliance with Statutes, etc......................................... 31
6.21  Insurance Licenses.................................................... 31
6.22  Year 2000 Compliance.................................................. 31
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SECTION 7.  Affirmative Covenants........................................... 32

7.01  Information Covenants................................................. 32
7.02  Books, Records and Inspections........................................ 35
7.03  Insurance............................................................. 35
7.04  Payment of Taxes...................................................... 36
7.05  Corporate Franchises.................................................. 36
7.06  Compliance with Statutes, etc......................................... 36
7.07  ERISA................................................................. 36
7.08  Performance of Obligations............................................ 37
7.09  Good Repair........................................................... 38
7.10  End of Fiscal Years; Fiscal Quarters.................................. 38
7.11  Maintenance of Licenses and Permits................................... 38
7.12  Chartwell Senior Notes................................................ 38
7.13  Subsidiary Guaranties................................................. 38

SECTION 8.  Negative Covenants.............................................. 38

8.01  Changes in Business................................................... 38
8.02  Fundamental Changes; Acquisitions..................................... 38
8.03  Liens................................................................. 39
8.04  Indebtedness.......................................................... 41
8.05  Advances, Investments and Loans....................................... 42
8.06  Dividends, etc........................................................ 44
8.07  Transactions with Affiliates.......................................... 45
8.08  Issuance of Stock..................................................... 45
8.09  Creation of Subsidiaries.............................................. 45
8.10  Partnership Agreements................................................ 45
8.11  Prepayments of Indebtedness, Modifications of Agreements, etc......... 45
8.12  Leverage Ratio........................................................ 46
8.13  Interest Coverage Ratio............................................... 46
8.14  Minimum Risk Based Capital............................................ 46
8.15  Minimum Combined Statutory Surplus.................................... 46
8.16  Minimum Consolidated Tangible Net Worth............................... 46

SECTION 9.  Events of Default............................................... 46

9.01  Payments.............................................................. 46
9.02  Representations, etc.................................................. 47
9.03  Covenants............................................................. 47
9.04  Default Under Other Agreements........................................ 47
9.05  Bankruptcy, etc....................................................... 47
9.06  ERISA................................................................. 48
9.07  Subsidiary Guaranty................................................... 48
9.08  Judgments............................................................. 49
9.09  Change of Control..................................................... 49
9.10  Senior Unsecured Debt Ratings......................................... 49
9.11  A.M. Best Ratings..................................................... 49

SECTION 10.  Definitions.................................................... 50

SECTION 11.  The Administrative Agent....................................... 72

11.01  Appointment.......................................................... 72
11.02  Delegation of Duties................................................. 72
11.03  Exculpatory Provisions............................................... 72
11.04  Reliance by Administrative Agent..................................... 73
11.05  Notice of Default.................................................... 73
11.06  Non-Reliance......................................................... 73
11.07  Indemnification...................................................... 74
11.08  The Administrative Agent in its Individual Capacity.................. 74
11.09  Successor Administrative Agent....................................... 75
11.10  Other Agents......................................................... 75

SECTION 12.  Miscellaneous.................................................. 76

12.01  Payment of Expenses, etc............................................. 76
12.02  Right of Setoff...................................................... 76
12.03  Notices.............................................................. 77
12.04  Benefit of Agreement................................................. 77
12.05  No Waiver; Remedies Cumulative....................................... 79
12.06  Payments Pro Rata.................................................... 79
12.07  Calculations; Computations........................................... 80
12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE..................... 81
12.09  Counterparts......................................................... 82
12.10  Effectiveness........................................................ 82
12.11  Headings Descriptive................................................. 82
12.12  Amendment or Waiver.................................................. 82
12.13  Survival............................................................. 82
12.14  Domicile of Loans.................................................... 82
12.15  Confidentiality...................................................... 83
12.16  WAIVER OF JURY TRIAL................................................. 83
12.17  Judgment Currency.................................................... 83
12.18  Euro................................................................. 84

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ANNEX I       --   List of Banks and Commitments
ANNEX II      --   Bank Addresses
ANNEX III     --   Existing Indebtedness
ANNEX IV      --   Pension Plans
ANNEX V       --   Subsidiaries
ANNEX VI      --   Collective Bargaining Agreements
ANNEX VII     --   Existing Liens
ANNEX VIII    --   Existing Investments
ANNEX IX      --   Capitalization


EXHIBIT A-1   --   Form of Notice of Borrowing
EXHIBIT A-2   --   Form of Letter of Credit Request
EXHIBIT B     --   Form of Letter of Credit
EXHIBIT C-1   --   Form of Opinion of Baker & McKenzie
EXHIBIT C-2   --   Form of Opinion of the General Counsel of Trenwick Group Inc.
EXHIBIT C-3   --   Form of Opinion of White & Case LLP
EXHIBIT D     --   Form of Officer's Certificate
EXHIBIT E     --   Form of Section 4.04(b)(ii) Certificate
EXHIBIT F     --   Form of Subsidiary Guaranty
EXHIBIT G     --   Form of Solvency Certificate
EXHIBIT H     --   Form of Assignment and Assumption Agreement

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CREDIT  AGREEMENT,  dated as of November 24, 1999,  among TRENWICK GROUP INC., a
Delaware corporation (the "Borrower"), the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), FIRST UNION NATIONAL BANK, as Syndication Agent (the "Syndication Agent"), FLEET NATIONAL BANK, as Documentation Agent (the "Documentation Agent") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 10 are used herein as so defined.

                              W I T N E S S E T H:

     WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1.  Revolving Credit Facility.

     1.01 Commitments. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees at any time and from time to time on and after the Effective Date and prior to the Conversion Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) may be made and maintained in such Approved Currency as is requested by the Borrower (except that Base Rate Loans may only be denominated in Dollars) and (ii) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding that aggregate Principal Amount which equals the Revolving Loan Commitment of such Bank at such time and
(v) shall not exceed for all Banks at any time outstanding that aggregate Principal Amount which equals the Available Total Revolving Loan Commitment at such time.

     (b) Subject to and upon the terms and conditions set forth herein, the Borrower and each Bank which has Revolving Loans outstanding at such time agree that at 9:00 A.M. (New York time) on the Conversion Date, the aggregate principal amount of Revolving Loans owing to such Bank and outstanding at such time shall (unless such Revolving Loans have been declared (or have become) due and payable pursuant to this Agreement), without any notice or action by any party, automatically convert to and thereafter constitute Term Loans owing to such Bank hereunder. The Term Loans of each Bank (i) shall be made and thereafter maintained in the same currencies in which the related Revolving Loans were denominated as of the Conversion Date, (ii) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that (A) Base Rate Loans may only be denominated in Dollars and (B) all Term Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, consist of Term Loans of the same Type and (iii) shall not exceed in initial Principal Amount for such Bank an amount which equals the total Principal Amount of Revolving Loans owed to such Bank and outstanding immediately prior to the Conversion Date. Once repaid, Term Loans may not be reborrowed.

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     1.02  Minimum   Amount of Each  Borrowing;  Maximum  Number of  Borrowings.
The aggregate Principal Amount of each Borrowing hereunder shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

     1.03 Notice of Borrowing of Revolving Loans. (a) Whenever the Borrower desires to incur Revolving Loans, it shall give the Administrative Agent at its Notice Office, (x) prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans in Dollars, (y) prior to 1:00 P.M. (New York time) at least four Business Days' prior written of notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans constituting Alternate Currency Loans and (z) prior to 11:00 A.M. (New York time) at least one Business Day's prior written notice (or telephone notice promptly confirmed in writing) each Borrowing of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A-1 and shall be irrevocable and shall specify (i) in the case of Alternate Currency Loans, the Approved Currency for such Loans, (ii) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing (stated in the applicable Approved Currency), (iii) the date of Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of the portion thereof to be funded by such Bank and of the other matters covered by the Notice of Borrowing.

     (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by it in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice absent manifest error.

     1.04 Disbursement of Funds. (a) No later than 11:00 A.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata share, if any, of such Borrowing requested to be made on such date. All such amounts shall be made available to the Administrative Agent in the relevant Approved Currency and immediately available funds at the Payment Office and the Administrative Agent will make available to the Borrower by depositing to the account designated by the Borrower, which account shall be at an institution in the same city as the respective Payment Office, the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank participating in a Borrowing prior to the date of such Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower in writing or by telephone (promptly confirmed in writing), and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the type of respective Loans which were required to be repaid.

     (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

     1.05 Register. (a) The Administrative Agent shall maintain a register for the recordation of the Revolving Loan Commitments and the L/C Commitments of the Banks from time to time and, after the Conversion Date has occurred, the principal amount of the Term Loans owing to each Bank (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (b) The Borrower hereby agrees to provide a Note, promptly upon the request of any Bank, to the extent such Bank has requested such Note in connection with any pledge or assignment by such Bank of any or all of its Loans hereunder to a Federal Reserve Bank.

     1.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of its outstanding Loans denominated in a single Approved Currency and constituting Base Rate Loans or Eurodollar Loans into a Borrowing or Borrowings of Loans denominated in such Approved Currency and constituting Eurodollar Loans or Base Rate Loans, respectively, provided that (i) Eurodollar Loans denominated in a currency other than Dollars may not be converted into Base Rate Loans, (ii) no partial conversion shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to a Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iii) Base Rate Loans may not be converted into Eurodollar Loans when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks shall have determined in its or their sole discretion not to permit such conversion and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at the Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans (as to interest option) to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

     1.07 Pro Rata Borrowings. All Revolving Loans under this Agreement shall be made by the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

     1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and
(ii) the  conversion  of such Base Rate Loan to a  Eurodollar  Loan  pursuant to
Section 1.06, at a rate per annum which shall at all times be equal to the Applicable Margin then in effect for Base Rate Loans plus the Base Rate in effect from time to time.

     (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan or (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the Applicable Margin then in effect for Eurodollar Loans plus the relevant LIBOR for the Interest Period applicable to such Eurodollar Loan.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Margin then in effect for Base Rate Loans; provided that Eurodollar Loans shall bear interest after maturity (whether by acceleration or otherwise) until the end of the applicable Interest Period at a rate per annum equal to 2% in excess of the rate of interest then applicable thereto.

     (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b) and (c).

     (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

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     1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

        (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

       (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

     (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

      (iv) no Interest Period may be elected at any time when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks shall have determined in its or their sole discretion not to permit such Interest Period;

       (v) no Interest  Period shall extend beyond the Term Loan Maturity  Date;
and

      (vi) no Interest Period with respect to any Borrowing of Term Loans may be elected that would extend beyond any date upon which a mandatory repayment of Term Loans is required to be made under Section 4.02(i)(a) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such mandatory repayment.

If upon the expiration of any Interest Period, the Borrower has failed, or is not permitted, to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period; provided that if such Eurodollar Loans are denominated in a currency other than Dollars, then such Eurodollar Loans shall not convert to Base Rate Loans but shall instead be prepaid by the Borrower on the last day of such Interest Period.

     1.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) or (iv) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto, provided that such determination has been made in good faith):

        (i) on any date for determining any LIBOR for any Interest Period, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective LIBOR; or

       (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the respective LIBOR) and/or (y) other circumstances materially affecting the interbank Eurodollar market generally;

     (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful due to the compliance by such Bank in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Bank customarily complies, or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market; or

      (iv) at any time that any Alternate Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Loans denominated in such Alternate Currency;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) or (iv) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clauses (i) and
(iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, Eurodollar Loans, priced in respect of the affected LIBOR, shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (x) in the case of clause (ii) above, the Borrower shall pay to such Bank, within 10 days of its receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, which basis shall be reasonable and consistently applied, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto), (y) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by applicable law and (z) in the case of clause (iv) above, Loans in the affected Alternate Currency shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist in accordance with clause (y) of the preceding sentence, and any Notice of Borrowing or Notice of Conversion given by a Borrower with respect to such Alternate Currency Loans which have not yet been incurred shall be deemed rescinded by the Borrower.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified in writing by a Bank pursuant to Section 1.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Bank to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, (A) in the case of a Eurodollar Loan denominated in Dollars, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, and
(B) in the case of a Eurodollar Loan denominated in an Alternate Currency, repay all such Eurodollar Loans in full, provided that if more than one Bank is affected at any time, then all affected Banks must be treated in the same manner pursuant to this Section 1.10(b).

     (c) If any Bank shall have determined that after the Effective Date the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing the rate of return on such Bank's or its parent corporation's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or its parent corporation's policies with respect to capital adequacy), then from time to time, the Borrower shall within 10 days of its receipt of written demand by such Bank (with a copy to the Administrative Agent), pay to such Bank such additional amount or amounts as will compensate such Bank or its parent corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis must be reasonable and consistently applied, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

     1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit with respect to such Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other failure by the Borrower to repay its Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the relevant LIBOR in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank or other bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this
Section 1.11.

     1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii) or
Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that, in the opinion of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10 or 4.04.

     1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other banks or financial institutions, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Revolving Loan Commitments (if prior to the Conversion Date) and all of the L/C Commitments and all of the outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank plus (B) all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, and (ii) all obligations (including, without limitation, all such amounts, if any, due and owing under Section 1.11) of the Borrower due and owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 4.04, 11.07 and 12.01), which shall survive as to such Replaced Bank.

     SECTION 2.  Letter of Credit Facility.

     2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request the Issuing Agent at any time and from time to time on or after the Effective Date and on or prior to the L/C Issuance Expiration Date to issue, for the benefit of Lloyds and in support of, on a standby basis, L/C Supportable Obligations, and subject to and upon the terms and conditions herein set forth the Issuing Agent agrees to issue at any time and from time to time on or after the Effective Date and on or prior to the L/C Issuance Expiration Date, one or more irrevocable standby letters of credit in the form of Exhibit B (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, the Issuing Agent shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

        (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Agent or any L/C Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Agent or any L/C Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Agent or any L/C Bank shall prohibit, or request that the Issuing Agent or any L/C Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Agent or any L/C Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Agent or any L/C Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Agent or any L/C Bank as of the date hereof and which the Issuing Agent or any L/C Bank in good faith deems material to it; or

       (ii) the conditions precedent set forth in Section 5 are not satisfied at that time.

     (b) Each Letter of Credit will be issued by the Issuing Agent on behalf of the L/C Banks, and each L/C Bank will participate in each Letter of Credit pro rata in accordance with its L/C Percentage. The obligations of each L/C Bank under and in respect of each Letter of Credit are several, and the failure by any L/C Bank to perform its obligations hereunder or under any Letter of Credit shall not affect the obligations of the Borrower toward any other party hereto nor shall any other such party be liable for the failure by such L/C Bank to perform its obligations hereunder or under any Letter of Credit.

     (c) Notwithstanding the foregoing, (i) the aggregate Stated Amount of each Letter of Credit shall not exceed an amount which, when added to the Letter of Credit Outstandings at the time of issuance thereof, equals the Total L/C Commitment at the time of issuance thereof; (ii) no L/C Bank's L/C Exposure shall exceed such L/C Bank's L/C Commitment at the time of issuance of any Letter of Credit (and after giving effect to such issuance); (iii) each Letter of Credit (x) issued after the Effective Date and prior to the Lloyds Coming in Line Date occurring in November, 2000 shall have an initial expiration date of December 31, 2004 and (y) issued thereafter but prior to the Lloyds Coming in Line Date occurring in November, 2001 (to the extent permitted to be issued hereunder) shall have an initial expiration date of December 31, 2005; (iv) each Letter of Credit may be denominated in any Approved Currency as determined by the Borrower at the time of issuance, and payable on a sight basis; and (v) the Issuing Agent will not issue any Letter of Credit after it has received notice from the Borrower or the Required Banks stating that any condition precedent set forth in Section 5 is not satisfied at that time until the Issuing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such condition precedent by the Required Banks.

     (d) Subject to and on the terms and conditions set forth herein, the Issuing Agent is hereby authorized by the Borrower and the L/C Banks to arrange for the issuance of any Letter of Credit pursuant to Section 2.01(a) and the amendment of any Letter of Credit pursuant to Section 2.06 and/or 12.04(b) by:

        (i) completing the commencement date and the expiry date of such Letter of Credit;

       (ii) (in the case of an amendment increasing or reducing the amount thereof) amending such Letter of Credit in such manner as Lloyd's may agree;

     (iii)   completing   Schedule  1  to  such   Letter  of  Credit   with  the
participation of each L/C Bank as allocated pursuant to the terms hereof; and

      (iv) executing such Letter of Credit on behalf of each L/C Bank and following such execution delivering such Letter of Credit to Lloyd's.

     (e) Each L/C Bank hereby makes, constitute and appoints the Issuing Agent its true and lawful attorney-in-fact, in its name, place and stead, giving the Issuing Agent full power to issue, amend and take other action with respect to each Letter of Credit as contemplated by this Agreement.

     2.02 Letter of Credit Request; Notices of Issuance. (a) Whenever it desires a Letter of Credit to be issued, the Borrower shall give the Issuing Agent written notice that it desires such Letter of Credit to be issued, which written notice shall be in the form of Exhibit A-2 (the "Letter of Credit Request"). The Letter of Credit Request shall include any other documents as the Administrative Agent customarily requires in connection therewith.

     (b) Upon its issuance of or amendment to any Letter of Credit, the Issuing Agent shall promptly notify the Borrower and the L/C Banks of such issuance or amendment, which notice shall include a summary description of the Letter of Credit actually issued and any amendments thereto.

     2.03 Agreement to Repay Letter of Credit Payments. (a) The Borrower hereby agrees to reimburse each L/C Bank, by making payment directly to each L/C Bank in immediately available funds, for any payment or disbursement made by such L/C Bank under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date that the Borrower receives notice in writing or by telephone (promptly confirmed in writing) from the Issuing Agent of such payment or disbursement, with interest on the amount so paid or disbursed by such L/C Bank to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date that such L/C Bank is reimbursed therefor at a rate per annum which shall be the Applicable Margin plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date the Borrower receives notice from such L/C Bank of such payment or disbursement), such interest also to be payable on demand, provided that if a Default or an Event of Default under Section 9.05 shall have occurred and be continuing, such Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower) and shall bear interest at a rate per annum which shall be the Base Rate plus the Applicable Margin (plus an additional 2% on and after the third Business Day following the respective drawing).

     (b) The Borrower's obligation under this Section 2.03 to reimburse each L/C Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such L/C Bank or the Issuing Agent, including, without limitation, any defense based upon the failure of any drawing under any Letter of Credit to substantially conform to the terms of such Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse any L/C Bank for any wrongful payment made by such L/C Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such L/C Bank.

     2.04 Increased Costs. If after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein,
or  any  change  in  the  interpretation  or  administration   thereof  by  any
Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any L/C Bank with any request or directive (whether or not having the force of law) by any such Governmental Authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by or participated in by such L/C Bank, or (ii) impose on such L/C Bank any other conditions affecting this Agreement or any Letter of Credit and the result of any of the foregoing is to increase the cost to such L/C Bank, or to reduce the amount of any sum received or receivable by such L/C Bank, then from time to time, the Borrower shall within 10 days of its receipt of written demand by such L/C Bank (with a copy to the Administrative Agent) pay to such L/C Bank such additional amounts as will compensate such L/C Bank for such cost or reduction. Each L/C Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.04, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis must be reasonable and consistently applied, although the failure to deliver any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this
Section 2.04 upon subsequent receipt of such notice.

     2.05 Letter of Credit Expiration Extensions. (a) Each L/C Bank acknowledges that in accordance with the terms of each Letter of Credit the expiration date of such Letter of Credit will be automatically extended for an additional year, without written amendment, unless, at least 30 days prior to December 31 of each year (commencing with December 31, 2000), notice is given by the Issuing Agent in accordance with the terms of the respective Letter of Credit (a "Notice of Non-Extension") that the Letter of Credit will not be extended beyond its current expiration date.

     (b) In connection with the first possible extension of Letters of Credit (occurring in the year 2000), the Issuing Agent shall not give a Notice of Non-Extension in respect of any Letter of Credit unless a Default or Event of Default exists at such time, in which case the Issuing Agent may, and if requested by the Required Banks will, give a Notice of Non-Extension to Lloyd's in respect of each Letter of Credit no later than December 1, 2000. In connection with any subsequent possible extension of the Letters of Credit, the Issuing Agent may, and if requested by any L/C Bank (which request any L/C Bank may make in its sole discretion) the Issuing Agent will, give a Notice of Non-Extension to Lloyd's in respect of each Letter of Credit no later than December 1st of such year.

     (c) Each L/C Bank agrees that on or prior to the date occurring 90 days prior to the Lloyds Coming in Line Date occurring in November, 2001, such L/C Bank will notify the Borrower as to whether such L/C Bank intends to request the Issuing Agent to deliver Notices of Non-Extension in respect of then outstanding Letters of Credit in accordance with the last sentence of Section 2.05(b) above, provided that the failure of any L/C Bank to give such notice to the Borrower shall not preclude such L/C Bank from subsequently delivering such request to the Issuing Agent or the Issuing Agent from giving any such Notices of Non-Extension to Lloyds.

     2.06 Changes to Stated Amount. At any time when any Letter of Credit is outstanding, at the request of the Borrower, the Issuing Agent will enter into an amendment increasing or reducing the Stated Amount of such Letter of Credit, provided that (i) in no event shall the Stated Amount of such Letter of Credit be increased to an amount which, when added to the Letter of Credit Outstandings at such time, exceeds the Total L/C Commitment at such time, (ii) the Stated Amount of a Letter of Credit may not be increased at any time if the conditions precedent set forth in Section 5.02 are not satisfied at such time, and (iii) the Stated Amount of a Letter of Credit may not be increased at any time after the L/C Issuance Expiration Date.

     2.07 Representations and Warranties of L/C Banks. Each L/C Bank represents and warrants that each Letter of Credit constitutes a legal, valid and binding obligation of such L/C Bank enforceable in accordance with its terms.

     SECTION 3.  Fees; Commitments.

     3.01 Fees. (a) The Borrower shall pay a commitment fee (the "RL Commitment Fee") to the Administrative Agent for distribution to each Non-Defaulting Bank for the period from the Effective Date to but not including the earlier of (A) the date the Total Revolving Loan Commitment has been terminated and (B) the Conversion Date, computed at a rate per annum for each day equal to the Applicable Commitment Fee Percentage then in effect on the daily Unutilized Revolving Loan Commitment of such Bank. Accrued RL Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and the earlier of the date the Total Revolving Loan Commitment has been terminated and the Conversion Date.

     (b) The Borrower shall pay a commitment fee (the "L/C Commitment Fee") to the Administrative Agent for distribution to each Non-Defaulting Bank for the period from the Effective Date to but not including the date that such Bank's L/C Commitment has been terminated, computed at a rate per annum for each day equal to the Applicable Commitment Fee Percentage then in effect on the daily Unutilized L/C Commitment of such Bank. Accrued L/C Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and the date the Total L/C Commitment has been terminated.

     (c) The Borrower shall pay a letter of credit fee (the "Letter of Credit Fee") to the Administrative Agent for distribution to each Non-Defaulting Bank with an L/C Commitment for the period from the date of issuance of the initial Letter of Credit to but not including the date that such Bank's L/C Commitment has been terminated, computed at a rate for each day equal to the Applicable Margin then in effect for Eurodollar Loans on the daily L/C Exposure of such Bank (provided that for purposes of this Section 3.01(c) only, each L/C Bank's L/C Exposure shall be no less than such L/C Bank's L/C Percentage of $150,000,000). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and the date the Total L/C Commitment has been terminated.

     (d) The Borrower hereby agrees to pay to the Issuing Agent upon each issuance of, payment under, and/or amendment of, any Letter of Credit such amount as shall at the time of such issuance, payment or amendment be the administrative charge which the Issuing Agent is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

     (e) The Borrower shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time in writing between the Borrower and the Administrative Agent, when and as due.

     (f) All computations of Fees shall be made in accordance with Section 12.07
(b).

     3.02 Voluntary Reduction of Commitments. (a) At any time prior to the Conversion Date, upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in an integral multiple of $5,000,000, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

     (b) At any time, upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the Total Unutilized L/C Commitment, in whole or in part, pursuant to this Section 3.02(b), in an integral multiple of $5,000,000, in the case of partial reductions to the Total Unutilized L/C Commitment, provided that each such reduction shall apply proportionately to permanently reduce the L/C Commitment of each Bank.

     3.03 Mandatory Reductions of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety at 9:00 a.m. (New York time) on the Conversion Date (after giving effect to the conversion of outstanding Revolving Loans into Term Loans at such time).

     (b) The  Total  L/C  Commitment   (and the L/C  Commitment  of  each  Bank)
shall terminate on the later of (i) the L/C Maturity Date and (ii) the date on which no Letters of Credit are outstanding and no Unpaid Drawings exist.

     (c) On each date upon which a mandatory repayment of Revolving Loans pursuant to Section 4.02(i)(c) or (d) is required or would be required if (x) an unlimited amount of Revolving Loans were then outstanding and (y) the conditions precedent to borrowing set forth in Section 5.02 are not satisfied at such time, the Total Revolving Loan Commitment shall be permanently reduced by the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Revolving Loans were actually outstanding); provided, that except to the extent resulting from a mandatory prepayment of Revolving Loans pursuant to
Section 4.02(i)(d) with the portion of net cash proceeds of Indebtedness incurred under Section 8.04(h) exceeding $150,000,000 (i) no mandatory reduction of the Total Revolving Loan Commitment shall be required pursuant to this
Section 3.03(c) at any time if the Borrower's senior unsecured debt rating from S&P is BBB+ or greater at such time, and (ii) in no event shall the Total Revolving Loan Commitment be reduced below $100,000,000 as a result of the operation of this Section 3.03(c).

     (d) Each reduction or adjustmen of the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to the Revolving Loan Commitment of each Bank with such a Commitment.

     SECTION 4.  Payments.

     4.01 Voluntary Prepayments. The Borrower shall have the right to pre-pay Loans, without premium or penalty (except for amounts payable pursuant to Section 1.11), in whole or in part, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans or Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such prepayment is made, which notice shall be received by the Administrative Agent (x) in the case of Base Rate Loans, no later than 11:00 A.M. (New York time) one Business Day prior to the date of such prepayment, or (y) in the case of Eurodollar Loans, three Business Days prior to the date of such prepayment, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial pre-payment of any Borrowing shall be in an aggregate Principal Amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each prepayment of Term Loans pursuant to this Section 4.01 shall reduce the then remaining
Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

     4.02  Mandatory Repayments and Prepayments.

     (i)            Requirements:

     (a) In addition to any other mandatory repayments pursuant this Section 4.02, on each date set forth below, the Borrower shall be required to repay the principal amount of Term Loans in an amount equal to the product of (x) the aggregate Principal Amount of Revolving Loans converted to Term Loans on the Conversion Date pursuant to Section 1.01(b) hereof multiplied by (y) the percentage set forth below opposite such date (each such repayment, as the same may be reduced pursuant to Sections 4.01 and/or 4.02(ii)(a), a "Scheduled Repayment"):

          Scheduled Repayment Date             Percentage

            November 30, 2001                    10.0%

            May 31, 2002                         12.5%

            November 30, 2002                    12.5%

            May 31, 2003                         15.0%

            November 30, 2003                    15.0%

            May 31, 2004                         17.5%

            Term Loan Maturity Date              17.5%

     (b) In addition to any other mandatory repayments pursuant to this Section 4.02, not later than the third Business Day following the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable fees and costs associated therewith) of the sale or issuance of equity by, or cash capital contributions to, the Borrower or any Subsidiary of the Borrower (other than (i) any issuance of common stock or options to purchase common stock by the Borrower to the extent issued to the employees or agents of the Borrower or its Subsidiaries, (ii) issuances of common stock pursuant to warrants outstanding on the Effective Date and (iii) issuances of stock by Subsidiaries of the Borrower to the Borrower or to Wholly-Owned Subsidiaries of the Borrower, and capital contributions by the Borrower to its Subsidiaries) shall be applied (i) if prior to the Conversion Date, to repay the aggregate Principal Amount of Revolving Loans, and (ii) if the Conversion Date has occurred, to repay the aggregate Principal Amount of the Term Loans.

     (c) In addition to any other mandatory repayments pursuant to this Section 4.02, not later than the fifth Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the proceeds of any Asset Sale, an amount equal to 100% of the Net Available Proceeds of such Asset Sale shall be applied (i) if prior to the Conversion Date (but only to the extent that the conditions precedent to borrowing set forth in Section 5.02 are not satisfied at such time), to repay the Principal Amount of Revolving Loans and (ii) if the Conversion Date has occurred, to repay the aggregate Principal Amount of the Term Loans; provided that (A) if the Net Available Proceeds of any such Asset Sale are less than $5,000,000, such Net Available Proceeds shall not be required to be so applied until such time as such Net Available Proceeds, when combined with the Net Available Proceeds from additional subsequent Asset Sales, exceed $5,000,000, at which time all such Net Available Proceeds shall be required to be applied pursuant to this Section 4.02(i)(c), and (B) the Net Available Proceeds from Asset Sales shall not be required to be so applied on such date (i) to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall within 180 days following the date of such Asset Sale be used to purchase assets used, or to be used, in the business described in Section 8.01 (including, without limitation, the equity interest of a Person engaged in any such business), which certificate shall set forth the estimate of the proceeds to be so expended, it being understood that (1) if all or any portion of such Net Available Proceeds not so applied are not so used (or contractually committed to be used) within such 180 day period, such remaining portion shall be applied on the last day of such period as provided above in this Section 4.02(i)(c) (without regard to the proviso herein) and (2) if all or any portion of such Net Available Proceeds are not required to be applied on the 180th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as provided in this Section 4.02(i)(c) (without regard to the proviso herein).

     (d) In addition to any other mandatory repayments pursuant to this Section 4.02, not later than the third Business Day following the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable fees and costs associated therewith) of the incurrence of
Indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments by the Borrower and/or any of its Subsidiaries (other than Indebtedness permitted by Section 8.04 as such Section 8.04 is in effect on the Effective Date, provided that notwithstanding the foregoing the net cash proceeds of Indebtedness incurred under Section 8.04(h) shall be required to be applied pursuant to this Section 4.02(i)(d)) shall be applied (i) if prior to the Conversion Date (but only to the extent that the conditions precedent to borrowing set forth in Section 5.02 are not satisfied at such time), to repay the aggregate Principal Amount of Revolving Loans and (ii) if the Conversion Date has occurred, to repay the aggregate Principal Amount of the Term Loans.

     (e) If on any date the aggregate outstanding Principal Amount of Revolving Loans (after giving effect to all other repayments thereof on such date) exceeds the Available Total Revolving Loan Commitment as then in effect (including, without limitation, as a result of the determination of Dollar Equivalents pursuant to Section 12.07(d)), the Borrower shall repay on such date the principal of the Revolving Loans in an amount equal to such excess.

     (f) If on any date the Letter of Credit Outstandings exceed the Total L/C Commitment (including, without limitation, as a result of the determination of Dollar Equivalents pursuant to Section 12.07(d)), the Borrower agrees to pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations).

     (g) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Term Loans shall be repaid in full on the Term Loan Maturity Date.

     (ii)            Application:

     (a) Each mandatory prepayment of Term Loans pursuant to Section 4.02(i)(b),
(c) or (d) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

     (b) With respect to each prepayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that (i) the Borrower shall first so designate all Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment prior to designating any other Eurodollar Loans; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02, if at any time the mandatory prepayment of Loans pursuant to Section 4.02(i)(b), (c) or (d) would result, after giving effect to the first sentence of this clause (b), in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may, if it so elects by notice to the Administrative Agent, deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent to be held pursuant to an escrow agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such escrowed amounts to be released from such escrow (and applied to repay the principal amount of such Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Loans to which such Interest Period applies (or, if less, the amount remaining in such escrow account).

     4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds at the Payment Office in (x) Dollars, if such payment is made in respect of any obligation of the Borrower under this Agreement except as provided in the immediately succeeding clause (y), and (y) the appropriate Alternate Currency, if such payment is made in respect of principal of or interest on Alternate Currency Loans or if such payment is made in respect of any Unpaid Drawing (or interest thereon) with respect to an Alternate Currency Letter of Credit, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension period at the applicable rate in effect immediately prior to such extension.

     4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts, evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

     (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of

Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political sub-division or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes.

     SECTION 5. Conditions Precedent. The obligation of each Bank to make Revolving Loans to the Borrower hereunder and the obligation of the Issuing Agent to issue or increase the Stated Amount of any Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

     5.01 Execution of Agreement. The Effective Date shall have occurred as provided in Section 12.10.

     5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     5.03 Officer's Certificate. On the Initial Credit Event Date, the Administrative Agent shall have received an officer's certificate dated such date, signed by an Authorized Officer of the Borrower, stating that all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.09 and 5.13 exist as of such date.

     5.04 Opinions of Counsel. On the Initial Credit Event Date, the Administrative Agent shall have received an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to each of the Banks and dated the Initial Credit Event Date, from (i) Baker & McKenzie, counsel to the Borrower, which opinion shall cover the matters contained in Exhibit C-1, (ii) John V. Del Col, General Counsel of the Borrower, which opinion shall cover the matters contained in Exhibit C-2 and (iii) White & Case LLP, counsel to the Administrative Agent, which opinion shall cover the matters contained in Exhibit C-3.

     5.05 Corporate Proceedings. (a) On the Initial Credit Event Date, the Banks shall have received from each Credit Party an officer's certificate, dated the Initial Credit Event Date, signed by the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit D hereto with appropriate insertions, together with (x) copies of the Certificate of Incorporation and By-Laws of such Credit Party and (y) the resolutions of such Credit Party and the other documents referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Administrative Agent.

     (b) All corporate, tax and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the other Credit Documents and the Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     5.06 Adverse Change, etc. On the Initial Credit Event Date, the Administrative Agent shall not have become aware of any facts or conditions not previously known or disclosed, whether occurring prior to or after the Initial Credit Event Date, and since December 31, 1998 nothing shall have occurred, in either case which, when taken as a whole, the Administrative Agent shall reasonably determine (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under this Agreement or any other Credit Document, or on the ability of any Credit Party to perform its obligations hereunder or thereunder, or (ii) has or is reasonably likely to have a Material Adverse Effect.

     5.07 Litigation. On the Initial Credit Event Date, no actions, suits or proceedings shall be pending or, to the knowledge of the Borrower, threatened
(i) with respect to this Agreement or any other Credit Document, the Transaction Documents or the transactions contemplated hereby or thereby (including the Acquisition) or (ii) which either the Administrative Agent or the Required Banks shall reasonably determine has, or is reasonably likely to have, (x) a Material Adverse Effect or (y) a material adverse effect on the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its obligations hereunder or thereunder.

     5.08 Subsidiary Guaranty. On the Initial Credit Event Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

     5.09 Consummation of the Refinancing. On or before the Initial Credit Event Date, the Refinancing shall have been consummated in accordance with the Refinancing Documents, which Refinancing Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and all Legal Requirements, each of the conditions precedent to the consummation of the Refinancing shall have been satisfied in all material respects and not waived, except with the reasonable consent of the Administrative Agent, to the reasonable satisfaction of the Administrative Agent, all commitments in connection with the existing Indebtedness for borrowed money of the Borrower and Chartwell and their respective Subsidiaries shall have been terminated and all Liens securing the Indebtedness refinanced pursuant to the Refinancing shall have been terminated and released to the reasonable satisfaction of the Administrative Agent.

     5.10 Chartwell Senior Notes. On or before the Initial Credit Event Date, Chartwell Re Holdings shall have given an irrevocable call notice for the redemption of the Chartwell Senior Notes on or before March 1, 2000, it being understood that the Chartwell Senior Notes are not required to be prepaid as of the Initial Credit Event Date.

     5.11 Financial Statements; Projections. Prior to the Initial Credit Event Date, the Borrower shall have delivered or caused to be delivered to the Administrative Agent with copies for each Bank:

     (a) the audited Annual Statement of each Regulated Insurance Company which is a Material Subsidiary for the fiscal year ended December 31, 1998, prepared in accordance with SAP and as filed with the respective Applicable Insurance Regulatory Authority, which Annual Statements shall be satisfactory in form and substance to the Administrative Agent;

     (b) the unaudited Quarterly Statement of each Regulated Insurance Company which is a Material Subsidiary for the fiscal quarter ended June 30, 1999, prepared in accordance with SAP and as filed with the respective Applicable Insurance Regulatory Authority, which Quarterly Statements shall be satisfactory in form and substance to the Administrative Agent;

     (c) the audited balance sheet of (i) the Borrower and its Subsidiaries (on a consolidated basis) and (ii) Chartwell and its Subsidiaries (on a consolidated basis), in each case for the fiscal year ended December 31, 1998, and the related statements of income, of stockholders' equity and of cash flows, in each case prepared in accordance with GAAP;

     (d) the unaudited balance sheet of (i) the Borrower and its Subsidiaries (on a consolidated basis) and (ii) Chartwell and its Subsidiaries (on a consolidated basis), in each case for the fiscal quarter ended June 30, 1999, and the related unaudited statements of income, of stockholders' equity and of cash flows, in each case prepared in accordance with GAAP;

     (e) projected financial statements for the Borrower and its Subsidiaries reflecting the projected financial condition, income and expenses of the Borrower and its Subsidiaries after giving effect to the Transaction and the other transactions contemplated hereby, which projected financial statements shall be reasonably satisfactory in form and substance to the Administrative Agent; and

     (f) a pro forma balance sheet of Borrower, as of September 30, 1999, after giving effect to the Transaction (as if the Transaction had occurred prior to such date) and the other transactions contemplated hereby.

     5.12 Approvals, etc. On the Initial Credit Event Date the following approvals shall have been obtained to the satisfaction of the Administrative
Agent:

        (i) all necessary and material governmental and third party approvals, permits and licenses (including without limitation the approval of the respective Insurance Departments of the States of Minnesota, New York and North Dakota) in connection with the Transaction and this Agreement and the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein (including without limitation the Acquisition), to the extent such approvals, consents, permits and licenses are required to be obtained or made prior to the Initial Credit Event Date, shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired, in each case without any action being taken by any competent authority (including any court having jurisdiction) which restrains, prevents or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of the Transaction or any such agreement or transaction;

       (ii) the Form A filed by the Borrower with the respective Insurance Departments of the States of Minnesota, New York and North Dakota, together with the approval of such Insurance Department, or other Applicable Insurance Regulatory Authority, of such Form A or equivalent form (and all stipulations or conditions relating to such approval), which approvals (and stipulations and conditions, if any) shall be reasonably satisfactory to the Administrative Agent; and

     (iii)  all  necessary   shareholder   approvals  in  connection   with  the
Transaction shall have been obtained and remain in full force and effect.

     5.13 Indebtedness. On the Initial Credit Event Date and after giving effect to the consummation of the Transaction, the only Indebtedness for borrowed money of the Borrower and its Subsidiaries, other than Indebtedness permitted under Sections 8.04(b) - (i), shall consist of the Indebtedness incurred pursuant to the Credit Documents.

     5.14 Payment of Fees. On the Initial Credit Event Date, all costs, fees and expenses (including, without limitation, legal fees and expenses), and all other compensation contemplated by this Agreement or the other Credit Documents, due to the Administrative Agent or any Banks shall have been paid to the extent due.

     5.15 Letter of Credit Request; Notice of Borrowing. Prior to the issuance of the Letter of Credit, the Administrative Agent shall have received a Letter of Credit Request satisfying the requirements of Section 2.02; and prior to the incurrence of any Revolving Loans, the Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03.

     5.16 Capital Structure. On or prior to the Initial Credit Event Date, the corporate and capital structure (and all agreements related thereto) of the Borrower and its Subsidiaries and all organizational documents of the Borrower and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent.

     5.17 Solvency Certificate. On the Initial Credit Event Date, the Borrower shall have delivered to the Administrative Agent a solvency certificate from the Chief Financial Officer of the Borrower in the form of Exhibit G.

     5.18  A.M. Best Rating.  On  the Initial  Credit Event  Date,   each  Rated
Ongoing Regulated Subsidiary of the Borrower shall have an A.M. Best claims paying rating of at least A-.

     The acceptance of the benefits of each Credit Event occurring on the Initial Credit Event Date shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in this Section 5 exist or have been satisfied as of such date. The acceptance of the benefits of each Credit Event occurring after the Initial Credit Event Date shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in Sections 5.02 and 5.15 exist or have been satisfied as of such date. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks.

     SECTION 6. Representations, Warranties and Agreements. In order to induce the Administrative Agent and the Banks to enter into this Agreement and to make the Loans and issue the Letters of Credit as provided herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Effective Date and the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Effective Date and on the date of each such Credit Event (after giving effect to the consummation of the Transaction) unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case such representation and warranty shall be true and correct in all material respects as of such other specified date):

     6.01 Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing (where applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has been duly qualified and is authorized to do business and is in good standing (where applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect.

     6.02 Corporate Power and Authority; Enforceability. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Each Credit Party and each of its Subsidiaries has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     6.03 No Contravention of Laws, Agreements or Organizational Documents. Neither the execution, delivery and performance by any Credit Party of the Transaction Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority,
(ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries; except in the case of clauses (i) and (ii) above (other than with respect to the Credit Documents), such contraventions, conflicts, inconsistencies, breaches, defaults or Liens which are not reasonably likely to have a Material Adverse Effect.

     6.04 Litigation and Contingent Liabilities. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing involving the Borrower or any of its Subsidiaries (including, without limitation, with respect to the Transaction, this Agreement or any documentation executed in connection therewith or herewith) (i) which has or is reasonably likely to have a Material Adverse Effect or (ii) that is reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the making of any Loan or the issuance of the Letter of Credit hereunder.

     (b) Except  as fully  reflected in the  financial  statements  described in
Section 6.11(b) (including the footnotes thereto), the Indebtedness incurred under this Agreement and in connection with the Transaction and all obligations incurred in the ordinary course of business since the date of the financial statements described in Section 6.11(b), there were as of the Effective Date (and after giving effect to the Loans made on such date), no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation, which, in the case of any of the foregoing referred to in this clause (b), either individually or in the aggregate, are or are reasonably likely to have a Material Adverse Effect.

     6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized for general corporate and working capital purposes of the Borrower and its Subsidiaries (including, without limitation, for mergers and acquisitions permitted hereunder).

     (b) The Letters of Credit shall only be issued for the benefit of Lloyds and in support of L/C Supportable Obligations.

     (c) Neither the making of any Loan hereunder, the issuance of the Letter of Credit, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

     6.06 Approvals. Except for filings and approvals made or obtained on or prior to the Effective Date and for which the failure to make or be obtained is not reasonably likely to result in a Material Adverse Effect (other than with respect to the Credit Documents), no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic Governmental Authority is required to authorize or is required in connection with (i) the execution, delivery and performance of any Transaction Document or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.

     6.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     6.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.09 True and Complete Disclosure; Projections and Assumptions. All factual information (taken as a whole) heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Bank (including, without limitation, all information contained in the Transaction Documents and in the Confidential Bank Memorandum, but excluding the Projections and any other projections) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The Projections are based on good faith estimates and assumptions believed by the Borrower to be reasonable and attainable at the time made, it being recognized by the Banks that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results.

     6.10 Consummation of Transaction. On or before the Initial Credit Event Date, the Transaction has been consummated in accordance with the terms and conditions of the Transaction Documents and all Legal Requirements. All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction in accordance with the terms and conditions of the Transaction Documents and all Legal Requirements have been, or prior to the time required, will have been, obtained, given, filed or taken, except in the case of any Acquisition Documents and Refinancing Documents where the failure to consummate the Acquisition and Refinancing in accordance with the terms and conditions thereof and to obtain such consents, approvals, filings and registrations is not reasonably likely to have a Material Adverse Effect.

     6.11 Financial Condition; Financial Statements. (a) On and as of the Initial Credit Event Date, on a pro forma basis after giving effect to the Transaction and all Indebtedness incurred, and to be incurred, on or prior to the Initial Credit Event Date, and Liens created, and to be created, on or prior to the Initial Credit Event Date, in connection with this Agreement, with respect to each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will have sufficient capital with which to conduct its or their business. For purposes of this Section 6.11(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (b) The financial statements and pro forma balance sheet (after giving effect to the Transaction and the other transactions contemplated hereby) delivered to the Administrative Agent pursuant to Section 5.11 present fairly in all material respects the financial position of the respective Persons referred to in such Section at the dates of said statements and the results of operations for the periods covered thereby (or, in the case of the pro forma balance sheet, present a good faith estimate of the consolidated pro forma financial condition of the Borrower and its Subsidiaries as of the date thereof). All such financial statements have been prepared in accordance with SAP or GAAP, as indicated in
Section 5.11, consistently applied except to the extent provided in the notes to said financial statements.

     (c) Since December 31, 1998, nothing has occurred which, individually or when taken as a whole with other occurrences, has or is reasonably likely to have a Material Adverse Effect.

     6.12 Tax Returns and Payments. The Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for in the financial statements of the Borrower and each of its Subsidiaries in accordance with GAAP or SAP, as the case may be. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of such Person) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

     6.13 Compliance with ERISA. (a) Annex IV sets forth each Plan and each Multiemployer Plan as of the Effective Date; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, except to the extent that any such non-compliance could not result in a material liability; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multi-employer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; except as would not result in any material liability, all contributions required to be made with respect to a Plan and each Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409,  502(i),  502(1),  4062,  4063,  4064,  or 4069 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or to or on account of a Multiemployer Plan pursuant to Section 515, 4201, 4204 or 4212 of ERISA or reasonably expects to incur any of such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; to the Borrower's knowledge no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; except as would not result in any material liability, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, reasonably expected or to the Borrower's knowledge threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of

Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to each Multiemployer Plan in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not exceed $10,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) other than a multiemployer plan described in Section 3(37) of ERISA maintained or contributed to by the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of sub-title B of Title I of ERISA and Section 4980B of the Code except as would not result in any material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or, to the Borrower's knowledge, is likely to arise on account of any Plan or Multiemployer Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

     (b) Except as would not result in a material liability, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as would not result in a material liability, all contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. Except as set forth in Annex IV, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

     6.14 Subsidiaries. (a) Annex V hereto lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein) and also identifies the owner thereof in each case existing on the Effective Date (after giving effect to the Transaction). Except as set forth on Annex V, all such Subsidiaries are direct or indirect Wholly-Owned Subsidiaries of the Borrower.

     (b) There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement, the other Credit Documents, the Chartwell Senior Notes or the Trenwick Senior Notes, (ii) Legal Requirements, (iii) customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, and
(iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement.

     6.15 Intellectual Property, etc. The Borrower and each of its Subsidiaries own or possess the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

     6.16  Pollution  and  Other  Regulations.  The  Borrower and  each  of  its
Subsidiaries are in compliance with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all domestic and foreign jurisdictions in which the Borrower and each of its Subsidiaries is presently doing business, and the Borrower will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which the Borrower or such Subsidiary may then be doing business; in each case other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect.

     6.17 Labor Relations; Collective Bargaining Agreements. (a) Set forth on Annex VI is a list and description (including dates of termination) of all collective bargaining and similar agreements between or applicable to the Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and/or any Subsidiary on the Effective Date.

     (b) Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. (i) There is no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened in writing against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against the Borrower or any of its Subsidiaries or threatened in writing against any of them, (ii) there is no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or threatened in writing against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     6.18 Capitalization. On the Effective Date, and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower consists of (i) 30,000,000 shares of common stock, $.10 par value per share, 17,747,808 shares of which shall be issued and outstanding and (ii) 2,000,000 shares of preferred stock, $.10 par value per share, of which none shall be issued and outstanding. As of the Effective Date, all such outstanding shares of the Borrower have been duly and validly issued and are fully paid and nonassessable. On the Effective Date and after giving effect to the Transaction and the other transactions contemplated hereby, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants and grants outstanding in the aggregate amounts set forth on Annex IX.

     6.19 Indebtedness. Annex III sets forth a true and complete list of all Indebtedness outstanding under Sections 8.04(c) and (i) of the Borrower and its Subsidiaries as of the Effective Date (after giving effect to the Transaction), in each case showing the aggregate principal amount thereof, the name of the lender in respect thereof and the name of the respective borrower and any other entity which has directly or indirectly guaranteed such Indebtedness.

     6.20 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable environmental laws), except those the noncompliance with which, in the aggregate, is not reasonably likely to have a Material Adverse Effect.

     6.21 Insurance Licenses. Each Regulated Insurance Company has obtained and maintains in full force and effect all licenses and permits from all regulatory authorities necessary to operate in the jurisdictions in which such Regulated Insurance Company operates, in each case other than such licenses and permits the failure of which to obtain or maintain, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

     6.22  Year 2000  Compliance.  Any  reprogramming  required   to permit  the
proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others and used by the Borrower and one or more of its Subsidiaries or with which Borrower's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, have been completed. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without a Material Adverse Effect.

     SECTION 7. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter, for so long as this Agreement is in effect and until the Total Commitment and the Letter of Credit are terminated and all the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

     7.01  Information  Covenants.   The  Borrower will  furnish  or cause to be
furnished to each Bank:

     (a) Annual Financial Statements. (i) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, (x) the consolidated balance sheet of the Borrower and its Subsidiaries, in each case, as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year and
(y) the consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of the fiscal year and the related consolidating statements of income, of stockholders' equity and of cash flows for such fiscal year; in each case prepared in accordance with GAAP and setting forth comparative figures for the preceding fiscal year, and, in the case of such consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

     (ii) As soon as available and in any event within 90 days after the close of each fiscal year of each Regulated Insurance Company which is a Material Subsidiary, the Annual Statement (prepared in accordance with SAP) for such fiscal year of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Insurance Regulatory Authority) together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of such Regulated Insurance Company stating that such Annual Statement presents fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

     (iii) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each Regulated Insurance Company which is a Material Subsidiary and Domestic Subsidiary (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Regulatory Insurance Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Regulatory Insurance Authority).

     (b) Quarterly Financial Statements. (i) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (x) the consolidated balance sheet of the Borrower and its Subsidiaries at the end of such fiscal quarter and the related consolidated statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and (y) the consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of such fiscal quarter and the related consolidating statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; in each case setting forth comparative figures for the related periods in the prior fiscal year, and all of which shall be prepared in accordance with GAAP and certified by the Chief Financial Officer or other Authorized Officer of the Borrower, as the case may be, subject to changes resulting from normal year-end audit adjustments.

     (ii) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of each Regulated Insurance Company which is a Material Subsidiary, quarterly financial statements (prepared in accordance with SAP) for such fiscal period of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of such Regulated Insurance Company stating that such financial statements present fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

     (c) Financial Plans, etc. No later than 45 days following the first day of each fiscal year of the Borrower, copies of the annual financial plan or budget for such fiscal year prepared by management of the Borrower for its internal use and distributed to the Board of Directors of the Borrower. Together with each delivery of financial statements pursuant to Section 7.01(a)(ii) and (b)(ii), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the plans required to be submitted pursuant to this clause (c) shall be presented.

     (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a)(i) and (ii) and (b)(i) and (ii), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.12 through 8.16, inclusive, as at the end of such fiscal year or quarter, as the case may be.

     (e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, (x) notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) promptly after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any outstanding litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

     (f) Reserve Reports. Promptly upon receipt thereof, a copy of each report submitted to the Borrower or any of its Subsidiaries by any independent actuary with respect to reserve adequacy.

     (g) Reserve Adequacy Report. Promptly following a request from the Administrative Agent or the Required Banks (which request may only be made when an Event of Default has occurred and is continuing), a report prepared by an independent actuarial consulting firm of recognized professional standing reasonably satisfactory to the Administrative Agent or the Required Banks, as the case may be, reviewing the adequacy of reserves of each Regulated Insurance Company determined in accordance with SAP, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Regulated Insurance Company in the possession of or available to the Borrower or its Subsidiaries.

     (h) Annual Report for Managed Syndicate. As soon as the same becomes available, but in any event within 90 days after the end of each year of account of the Managed Syndicate, the annual report in respect thereof.

     (i) Business Plan and Realistic Disaster Scenarios for Managed Syndicate. As soon as the same becomes available, the business plan prepared in relation to the Managed Syndicate and (if separate) the Realistic Disaster Scenarios relating thereto.

     (j) Syndicate Quarterly Report. As soon as the same becomes available, the Syndicate Quarterly Report for the Managed Syndicate.

     (k) Other Regulatory Statements and Reports. Promptly (A) after receipt thereof, copies of all triennial examinations and risk adjusted capital reports of any Regulated Insurance Company, delivered to such Person by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority, (B) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority or any governmental agency or agencies substituted therefor, as to a violation of any Legal Requirement by any Regulated Insurance Company which is reasonably likely to have a Material Adverse Effect, (C) after receipt thereof, a copy of the final report to each Regulated Insurance Company from the NAIC for each fiscal year, as to such Regulated Insurance Company's compliance or noncompliance with each of the NAIC Tests, (D) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which a Regulated Insurance Company is a party to the extent such termination or cancellation is reasonably likely to have a Material Adverse Effect, (E) and in any event within ten Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, including any request by an Applicable Insurance Regulatory Authority which commits a Regulated Insurance Company to take or refrain from taking any action or which otherwise affects the authority of such Regulated Insurance Company to conduct its business, except where such suspension, termination or revocation is not reasonably likely to have a Material Adverse Effect, and (F) in any event within ten Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any state in which any Regulated Insurance Company is domiciled which is reasonably likely to have a Material Adverse Effect.

     (l) Other Information. Promptly upon filing thereof with the SEC or transmission thereof, as the case may be, copies of any final registrations and documents, and other reports specified in Section 13 and 15(d) of the Exchange
Act filed by the Borrower or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements and proxy statements, and material notices and reports, as the Borrower or any of its Subsidiaries shall send to analysts generally or the holders of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or existing documents (financial or otherwise) as the Administrative Agent or any Bank may reasonably request from time to time.

     7.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable intervals and during business hours, upon reasonable prior notice and to such reasonable extent as the Administrative Agent or any Bank may request. All such visits shall be at the expense of the Administrative Agent or the respective Bank unless and until a Default or Event of Default exists.

     7.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

     7.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a); provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

     7.05 Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and authority, except where the failure to do so is not reasonably likely to have a Material Adverse Effect; provided that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

     7.06 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Government Authorities, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect.

     7.07 ERISA. As soon as possible and, in any event, within 15 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate, to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by such Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in
Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection
 .62,  .63,  .64,  .65,  .66,  .67 or .68 of  PBGC  Regulation  Section  4043  is
reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; except as would not result in a material liability that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current

Liability;  that  proceedings  are  reasonably  expected  to  be  or  have  been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or are reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of a Plan under Section 4062, 4063, 4064, or 4069 of ERISA or with respect to the withdrawal from a Multiemployer Plan under Section 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from any relevant government agency with respect to any Plan or any Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan shall be delivered to the Banks no later than 15 days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary of the Borrower.

     7.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party; provided, that the failure to pay any Indebtedness shall not constitute a breach of this Section 7.08 unless it shall give rise to an Event of Default under
Section 9.04.

     7.09 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

     7.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Domestic Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Domestic Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

     7.11 Maintenance of Licenses and Permits. The Borrower will, and will cause each of its Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality except where failure to maintain the same is not reasonably likely to have a Material Adverse Effect.

     7.12 Chartwell Senior Notes. The Borrower will cause Chartwell Re Holdings to repay all principal of and interest and premium (if any) on the Chartwell Senior Notes in full no later than March 1, 2000.

     7.13 Subsidiary Guaranties. Promptly, and in any event within ten Business Days, following the repayment of the Chartwell Senior Notes in accordance with
Section 7.12, the Borrower will cause Chartwell Re Holdings and each of its Domestic Subsidiaries which is a Material Subsidiary and a Non-Regulated Company to (i) become party to the Subsidiary Guaranty as a Subsidiary Guarantor pursuant to documentation in form and substance satisfactory to the Administrative Agent and (ii) deliver all legal opinions, officers' certificates and corporate documentation as would have been required pursuant to Sections
5.04 and 5.05 if such Persons had been Credit Parties on the Initial Credit Event Date.

     SECTION 8. Negative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter, for so long as this Agreement is in effect and until the Total Commitment and the Letter of Credit are terminated and all Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

     8.01 Changes in Business. The Borrower and its Subsidiaries will not engage in any business other than the property and casualty insurance and reinsurance business and any other businesses engaged in by the Borrower and its Subsidiaries as of the Effective Date (after giving effect to the Transaction) and activities related, ancillary or complimentary thereto.

     8.02 Fundamental Changes; Acquisitions. (a) The Borrower will not, and will not permit any of its Material Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or substantially all of its assets to any other Person, provided that (x) the Borrower may merge with another Person if
(i) the Borrower is the corporation surviving such merger and (ii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and is continuing; (y) Subsidiaries of the Borrower may merge with one another, provided that the Borrower's ownership percentage of the surviving entity is at least equal to the Borrower's ownership percentage of the Subsidiary party to such merger in which the Borrower owns the greater percentage equity interest prior to such merger; and (z) the Transaction shall be permitted.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

        (i) The investments, acquisitions and transfers or dispositions of property permitted pursuant to Section 8.05;
       (ii) Any Regulated Insurance Company may enter into any Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that no Regulated Insurance Company shall enter into any Financial Reinsurance Agreements unless the Indebtedness arising under such Financial Reinsurance Agreements is permitted under Section 8.04(i); and

     (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may acquire assets or the capital stock of any Person (any such acquisitions permitted by this clause (iii), a "Permitted Acquisition"), provided, that (A) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used)
primarily in the businesses permitted pursuant to Section 8.01, (B) each such acquisition shall be for an amount not greater than the fair market value thereof (as determined in good faith by the Board of Directors of the Borrower),
(C) the aggregate amount (both cash and non-cash, including capital stock of the Borrower) expended by the Borrower and its Subsidiaries for Permitted Acquisitions after the Effective Date shall not exceed $400,000,000, (D) on a pro forma basis determined as if such acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower, the Borrower and its Subsidiaries would have been in compliance with Sections 8.12 through 8.16 of this Agreement as of, or for the relevant period ended on, the last day of such fiscal quarter, and (E) on a pro forma basis determined as if such acquisition had been consummated, the covenants contained in Sections 8.12 through 8.16 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such acquisition.

     8.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute relating to any such property, except:

     (a) Liens for taxes and other assessments not yet due or being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

     (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

     (c) Cash collateral requirements in respect of outstanding Letters of Credit pursuant to this Agreement and the other Credit Documents;

     (d) Liens in existence on the Effective Date which are listed, and the property subject thereto on the Effective Date described, in Annex VII, together with any extensions or renewals thereof so long as the obligations secured and assets encumbered by such Liens are not increased in connection with such extension or renewal by more than $5,000,000 (provided that the securities subject to any such Lien may be replaced by other securities of no greater principal amount);

     (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.08;

     (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance Agreements, Retrocession Agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

     (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

     (h) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

     (i) Liens arising from UCC financing statements regarding leases not in violation of this Agreement;

     (j) Liens  on  pledges  or  deposits   of  cash or  securities  made by any
Regulated Insurance Company as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

     (k) Liens arising pursuant to purchase money mortgages, Capital Leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Credit Event Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(b);

     (l) Liens on property or assets acquired pursuant to an acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to an acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under
Section 8.04(f) and (ii) such Liens are not incurred in connection with or in contemplation or anticipation of such acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

     (m) Liens consisting of customary set-off rights or bankers' liens on amounts on deposit and securing reimbursement obligations in respect of letters of credit issued for the account of the Borrower or any of its Subsidiaries, whether arising by contract or operation of law, to the extent incurred in the ordinary course of business.

     8.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

     (b) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens permitted under
Section 8.03(k);

     (c) Indebtedness in existence on the Effective Date which is listed in Annex III, together with extension, renewal or refinancing thereof so long as the principal amount of any such Indebtedness is not increased as a result of any such extension, renewal or refinancing;

     (d) Obligations of any Regulated Insurance Company with respect to (i) letters of credit securing obligations (A) under Reinsurance Agreements and (B) required by Lloyds entered into in the ordinary course of business of any such Regulated Insurance Company, (ii) letters of credit issued in lieu of deposits to satisfy Legal Requirements or (iii) letters of credit or surety bonds issued in lieu of depositing securities with any Applicable Insurance Regulatory Authority to satisfy regulatory requirements; in any case to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 10 days following receipt by the Borrower or such Subsidiary of notice of payment on such letter of credit;

     (e) Indebtedness under Interest Rate Agreements or Other Hedging Agreements entered into in respect of the Obligations or otherwise in the conduct of its business and not for speculative purposes;

     (f) Indebtedness of the Borrower or a Wholly-Owned Subsidiary of the Borrower acquired pursuant to an acquisition (or Indebtedness assumed at the time of a permitted acquisition of an asset securing such Indebtedness), and any refinancing of such Indebtedness so long as the principal amount thereof is not increased, provided that (i) such Indebtedness was not incurred in connection with or in contemplation of such acquisition, (ii) such Indebtedness does not constitute Indebtedness for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute Indebtedness for borrowed money for purposes of this clause (i), and
(iii) at the time of such acquisition, such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be;

     (g) Indebtedness constituting a loan from the Borrower or any Wholly-Owned Subsidiary to the Borrower or any Wholly-Owned Subsidiary;

     (h) Indebtedness consisting of senior notes issued by the Borrower in an aggregate outstanding principal amount not to exceed $200,000,000, so long as the maturity date of any such senior notes is no earlier than March 31, 2005; and

     (i) Other Indebtedness of the Borrower and its Subsidiaries in an aggregate outstanding principal amount not to exceed $50,000,000 at any time.

     8.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

     (a) The Transaction shall be permitted;

     (b) The Borrower and its Subsidiaries may make investments (i) in accordance with the Borrower's and Subsidiaries' investment guidelines as in effect on the Effective Date (in the form delivered to the Banks on or prior to such date) or (ii) in accordance with modified investment guidelines from time to time so long as such modified guidelines are not materially less restrictive on the Borrower and its Subsidiaries than those referred to in clause (i) above;

     (c) The Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (d) Loans and advances to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

     (e) The transactions described in Section 8.02 shall be permitted;

     (f) Any Regulated Insurance Company may make investments in companies which are Wholly-Owned Subsidiaries of such Person (or any other Subsidiary of such Person created or acquired in accordance with Section 8.09) but only to the extent that any such investment, at the time made, does not reduce Statutory Surplus of such Regulated Insurance Company;

     (g) Investments pursuant to commitments in effect as of the Effective Date and described (as to matter and amount) on Annex VIII;

     (h)  Investments  acquired  by the  Borrower  or any  of  its  Subsidiaries
(x) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, (y) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default or (z) in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (i) Investments existing on the Effective Date which are identified on Annex VIII;

     (j) the Borrower may acquire and hold obligations of one or more officers or employees of the Borrower or its Subsidiaries in connection with such officers' or employees' acquisition of shares of capital stock of the Borrower or options to purchase shares of capital stock of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries in connection with the acquisition of any such obligations and such obligations;

     (k) Investments consisting of intercompany loans to the extent permitted under Section 8.04(g);

     (l) Investments  by  the   Borrower  in  Wholly-Owned   Subsidiaries,   and
investments by Wholly-Owned Subsidiaries in other Wholly-Owned Subsidiaries;

     (m) Investments consisting of prepaid expenses;

     (n) Investments consisting of non-cash consideration received in connection with a sale of assets permitted under Section 8.02 (it being understood and agreed that the consideration received in respect of any such asset sale shall be at least 75% cash); and

     (o) additional investments (including such additional investments identified pursuant to this Section 8.05(o) in Annex VIII) in an aggregate outstanding amount not to exceed, at the time any such investment is made, an amount equal to 5% of the invested assets of the Borrower and its Subsidiaries at such time.

     8.06 Dividends, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or purchase or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any of its Subsidiaries, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

        (i) Any Subsidiary of the Borrower may pay cash dividends to its parent if such parent is the Borrower or a Wholly-Owned Subsidiary of the Borrower;

       (ii) The Borrower may redeem or purchase its capital stock at any time so long as no Default or Event of Default exists at such time or would exist immediately after giving effect to such redemption or purchase; and

     (iii) The Borrower may pay cash dividends on its capital stock in any fiscal quarter, provided that the aggregate amount of dividends paid in any fiscal quarter shall not exceed an amount equal to the greater of (A) $0.26 multiplied by the number of shares of the Borrower's common stock outstanding as of the record date declared by the Borrower's Board of Directors for such fiscal quarter; provided that to the extent there is more than one record date for such fiscal quarter, the first record date for such fiscal quarter shall be used in determining the numbers of shares of the Borrower's common stock outstanding for such period and (B) an amount, if positive, equal to 50% of the Borrower's Consolidated Net Income for the four most recently completed consecutive fiscal quarters of the Borrower ending on the last day of such fiscal quarter (taken as one accounting period) divided by four; provided that no dividends may be paid pursuant to this Section 8.06(a)(iii) if any Default or Event of Default exists at the time of the payment of such cash dividends or would exist immediately after giving effect thereto.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any Subsidiary to (A) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, as applicable, (B) make loans or advances to the Borrower or any Subsidiary, as applicable, (C) transfer any of its properties or assets to the Borrower or any Subsidiary, as applicable, or (D) guarantee the Obligations or (ii) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (I) this Agreement and the other Credit Documents, (II) the Chartwell Senior Notes, (III) the Trenwick Senior Notes and (IV) Legal Requirements.

     8.07 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (excluding the Borrower or any Wholly-Owned Subsidiary of the Borrower) other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

     8.08 Issuance of Stock. (a) The Borrower will not directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities), except (i) the issuance of common stock (and warrants, options and other rights to acquire common stock), so long as no Event of Default occurs under Section 9.09, and (ii) the issuance of preferred stock, so long as (x) no part of such preferred stock is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) and (y) any dividends associated with such preferred stock are solely payable in kind.

     (b) The Borrower will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except (i) to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, and
(ii) to qualify directors if required by applicable law.

     8.09 Creation of Subsidiaries. The Borrower shall not create or acquire any Subsidiary other than (i) Regulated Insurance Companies which are direct or indirect Wholly-Owned Subsidiaries of the Borrower; and (ii) Non-Regulated Companies which are not Subsidiaries of any Regulated Insurance Company, so long as such new Subsidiary executes a counterpart of the Subsidiary Guaranty (to the extent such Subsidiary is a Domestic Subsidiary and a Material Subsidiary). In addition, at the request of the Administrative Agent, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Credit Event Date.

     8.10  Partnership Agreements.   The  Borrower  will  not   enter  into  any
partnership agreement as a general partner.

     8.11  Prepayments of Indebtedness,  Modifications of Agreements, etc.   The
Borrower will not, and will not permit any of its Subsidiaries to:

     (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of payment when due) or exchange of, any Contingent Interest Notes or Trust Preferred Notes; and/or

     (b) amend or modify (or permit the amendment or modification of) any of the terms or provisions of the documents or agreements evidencing or governing the Contingent Interest Notes or the Trust Preferred Notes.

     8.12 Leverage Ratio. The Borrower will not permit the ratio of (i) Consolidated Indebtedness of the Borrower to (ii) Consolidated Total Capital of the Borrower at any time to be greater than 0.325:1.00.

     8.13 Interest Coverage Ratio. The Borrowe will not permit the Interest Coverage Ratio for any Test Period ending during a period set forth below to be less than the ratio set forth opposite such period below:

                  Period                             Ratio
                  ------                             -----
            Fiscal Year ending 12/31/00              2.25:1.00

            Fiscal Year ending 12/31/01              2.50:1.00

            Fiscal Year ending 12/31/02              2.75:1.00

            Thereafter                               3.00:1.00


     8.14 Minimum Risk Based Capital. (a) The Borrower will not permit the Risk Based Capital Ratio for Trenwick America Reinsurance Corporation to be less than 325%.

     (b) The Borrower will not permit the Risk Based Capital Ratio for any Regulated Insurance Company which is a Domestic Subsidiary (other than Trenwick America Reinsurance Corporation) to be less than 275%.

     8.15 Minimum Combined Statutory Surplus. The Borrower will not permit the Regulated Insurance Companies, collectively, on a Combined basis, to have Statutory Surplus at any time of less than $400,000,000.

     8.16 Minimum Consolidated Tangible Net Worth. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $325,000,000 at any time.

     SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or any Unpaid Drawing, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or any Fees or (iii) default, and such default shall continue for five or more Business Days in the payment of any other amounts owing hereunder or under any other Credit Document; or

     9.02 Representations, etc. Any representation, warranty or statement made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.10 or 8 (except for Sections 8.01, 8.07 and 8.09), or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days; or

     9.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to Indebtedness (other than the Obligations), in excess of $10,000,000 individually or in the aggregate, for the Borrower and its Subsidiaries (collectively, "Material Indebtedness"), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or (b) any such Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required pre-payment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

     9.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Subsidiaries and remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (b) the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)) suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed by the PBGC to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan; any applicable
law,   rule  or  regulation  is  adopted,   changed  or   interpreted,   or  the
interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Banks has had, or could reasonably be expected to have, a Material Adverse Effect; or

     9.07 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

     9.08 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability, net of undisputed reinsurance, of $10,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

     9.09  Change of Control.  A Change of Control shall occur; or

     9.10 Senior Unsecured Debt Ratings. By the 90th day following the Effective Date, the Borrower shall not have received a confirmed S&P Credit Rating (taking into account the Acquisition) of at least BBB- and a confirmed Moody's Credit Rating (taking into account the Acquisition) of at least Baa3; or

     9.11 A.M. Best Ratings. Any Rated Ongoing Regulated Subsidiary shall fail to have an A.M. Best claims paying rating of at least A-;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii),
(iii) and (v) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately, (ii) declare the Total Unutilized L/C Commitment terminated, whereupon the Unutilized L/C Commitment of each Bank shall forthwith terminate immediately, (iii) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iv) terminate any Letter of Credit if permitted in accordance with its terms, and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Administrative Agent at the Payment Office an amount of cash to be held as security for the Borrower's reimbursement obligations in respect of all Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit at such time.

     SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

     "Acquisition" shall mean the merger of Chartwell with and into the Borrower on October 27, 1999 pursuant to the Acquisition Agreement.

     "Acquisition Agreement" shall mean the Agreement of Merger dated June 21, 1999 between the Borrower and Chartwell.

     "Acquisition Documents" shall mean the Acquisition Agreement and the Stock Option Agreement dated June 21, 1999 between the Borrower and Chartwell, including the Annexes and Exhibits thereto, as the same may be amended or modified pursuant to the terms thereof.

     "Administrative  Agent"  shall  have  the  meaning  provided  in the  first
paragraph  of  this   Agreement   and  shall   include  any   successor  to  the
Administrative Agent appointed pursuant to Section 11.09.

     "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(ii)(b).

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

     "Alternate Currency" shall mean each Primary Alternate Currency and each Other Alternate Currency.

     "Alternate Currency Letter of Credit" shall mean the Letter of Credit to the extent denominated in an Alternate Currency.

     "Alternate Currency Loan" shall mean any Revolving Loan denominated in an Alternate Currency.

     "Annual Statement" shall mean the annual financial statement required to be
filed  by  any  Regulated  Insurance  Company  with  the  Applicable   Insurance
Regulatory Authority.

     "Applicable Commitment Fee Percentage" shall mean, for any day, the percentage set forth below opposite the Applicable Period then in effect:

          Applicable Period              Applicable Commitment Fee Percentage
          -----------------              ------------------------------------
            Category A Period              0.200%

            Category B Period              0.250%

            Category C Period              0.300%

            Category D Period              0.375%

            Category E Period              0.500%

     "Applicable Credit Rating" shall mean (i) the Moody's Credit Rating and the S&P Credit Rating, if the same; (ii) if the Moody's Credit Rating and the S&P Credit Rating differ by one rating level, the higher of such Ratings; and (iii) if the Moody's Credit Rating and the S&P Credit Rating differ by two or more rating levels, the Applicable Credit Rating shall be one rating level below the higher of such Ratings. If only one Rating Agency rates the senior unsecured debt of the Borrower, such rating shall be the Applicable Credit Rating unless the other Rating Agency ceased rating such senior unsecured debt at the request of the Borrower, in which case the Applicable Credit Rating shall be deemed to be below BBB-/Baa3.

     "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or other jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled, (y) the insurance department, authority or agency in each state or other jurisdiction (foreign or domestic) in which such Regulated Insurance
Company is  licensed,  to the extent it has  regulatory  jurisdiction  over such
Regulated Insurance Company, and (z) any Federal or national insurance regulatory department, authority or agency that may be created and that has regulatory jurisdiction over such Regulated Insurance Company.

     "Applicable Lloyds Coming in Line Date" shall mean the Lloyds Coming in Line Date occurring in November, 2000; provided that if in any year in which the Applicable Lloyds Coming in Line Date is scheduled to occur, the expiration date of any Letter of Credit is extended in accordance with the terms thereof as provided in Section 2.05(a), then the Applicable Lloyds Coming in Line Date shall be extended to the Lloyds Coming in Line Date occurring in the immediately succeeding year (e.g., if in 2000, the expiration date of any Letter of Credit is extended from December 31, 2004 to December 31, 2005 as provided in Section 2.05(a), the Applicable Lloyds Coming in Line Date shall be extended from the Lloyds Coming in Line Date occurring in November, 2000 to the Lloyds Coming in Line Date occurring in November, 2001).

     "Applicable Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Period then in effect:

                                         Applicable Margin
                                         -----------------
    Applicable Period           Eurodollar Loans     Base Rate Loans
    -----------------           ----------------     -----------------
    Category A Period                1.10%                 0.00%
    Category B Period                1.30%                 0.05%
    Category C Period                1.50%                 0.25%
    Category D Period                1.75%                 0.50%
    Category E Period                2.00%                 0.75%

     "Applicable Period" shall mean, at any time, the period set forth below then in effect:
     Applicable Period                            Criteria
     -----------------                            --------
     Category A Period          The Applicable Credit Rating is A-/A3 or above.

     Category B Period          The Applicable Credit Rating is BBB+/Baa1.

     Category C Period          The Applicable Credit Rating is BBB/Baa2.

     Category D Period          The Applicable Credit Rating is BBB-/Baa3.

     Category E Period          None of a Category A Period, a Category B
                                Period  a Category C Period nor a Category D
                                Period is in effect at such time.

Notwithstanding anything to the contrary set forth above, (i) at all times during the first three months following the Initial Credit Event Date, the Applicable Period shall be a Category C Period, and (ii) if neither Rating Agency rates the unsecured senior debt of the Borrower, then the Applicable Period shall be a Category E Period.

     "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

     "Approved Company" shall have the meaning provided in the definition of "Cash Equivalents."

     "Approved Credit Institution" shall mean a credit institution within the meaning of the First Council Directive on the coordination of laws, regulations and administrative provisions relating to the taking up and pursuit of the business of credit institutions (No. 77/780/EEC) which has been approved by the Council of Lloyd's for the purpose of providing guarantees and issuing or confirming letters of credit comprising a Member's Funds at Lloyd's.

     "Approved Currency" shall mean each of Dollars, each Primary Alternate Currency and each Other Alternate Currency.

     "Asset Sale" shall mean any sale, transfer or other disposition effected on or after the Effective Date by the Borrower or any of its Subsidiaries of (i) any capital stock or equity securities of a Subsidiary of the Borrower or (ii) any other asset, in each case to any Person other than the Borrower or any of its Wholly-Owned Subsidiaries (other than (a) sales, transfers or other dispositions in the ordinary course of business, (b) sales, transfers or other dispositions of investments made or maintained pursuant to Section 8.05(b), (g),
(i) and (o), and (c) other sales, transfers and dispositions the Net Available Proceeds from which do not exceed $1,000,000).

     "Assignment and Assumption  Agreement"  shall have the meaning  provided in
Section 12.04(b).

     "Associated Cost Rate" shall mean, with respect to each Interest Period for Pounds Sterling-denominated Loans, the costs (expressed as a percentage rounded up to the nearest four decimal places and as determined on the first day of such Interest Period and any three month anniversary thereof by the Administrative Agent) of compliance with then existing requirements of the Bank of England in respect of Loans denominated in Pounds Sterling.

     "Authorized Control Level" shall mean "Authorized Control Level" as defined by the NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC (or any term substituted therefor by the NAIC).

     "Authorized Officer" shall mean, as to any Person, any senior officer of such Person designated as such in writing by such Person to, and found acceptable by, the Administrative Agent.

     "Available Total Revolving Loan Commitment" shall mean (i) prior to the date on which all principal of and accrued interest and premium (if any) on the Chartwell Senior Notes have been paid in full, an amount equal to the Total Revolving Loan Commitment at such time minus $48,750,000, and (ii) on and after the date on which all principal of and accrued interest and premium (if any) on the Chartwell Senior Notes have been paid in full, the Total Revolving Loan Commitment at such time.

     "Bank" shall have the meaning provided in the first paragraph of this Agreement.

     "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or any Letter of Credit drawing or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under this Agreement with respect to its Revolving Loan Commitment or L/C Commitment, in the case of either clause (i) or (ii) above, as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

     "Bankruptcy Code" shall have the meaning provided in Section 9.05.

     "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate as in effect at such time and (y) the Prime Lending Rate as in effect at such time.

     "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

     "Benchmark Statement" shall mean, as of any date, an annual financial statement of the Regulated Insurance Companies as would be prepared as of such date utilizing the identical format utilized by Trenwick America Reinsurance Corporation in preparing its December 31, 1998 Annual Statement filed with the Insurance Department of the State of Connecticut, with each page, line item and column of a Benchmark Statement to contain the same type of information, computed in the same manner, as contained in the identically numbered page, line item and column of such Annual Statement.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrower Cash Flow" shall mean, for any period, the sum of (i) dividends paid by direct Subsidiaries of the Borrower to the Borrower (determined as if, during such period, each direct and indirect Subsidiary of the Borrower paid a dividend to its parent corporation in an amount equal to (x) for each Regulated Insurance Company which is a Domestic Subsidiary, the aggregate amount of dividends which such Regulated Insurance Company could pay to its parent corporation under Legal Requirements during such period (without obtaining extraordinary dividend approval from any Applicable Insurance Regulatory Authority), in each case whether or not such dividends are actually paid and (y) for each Regulated Insurance Company which is a Foreign Subsidiary and each Non-Regulated Company, the net income of such Company for such period, (ii) tax sharing payments made by Regulated Insurance Companies directly to the Borrower during such period (less cash taxes paid by the Borrower during such period), and (iii) payments during such period of principal and interest on surplus notes issued by Regulated Insurance Companies to the Borrower.

     "Borrowing"  shall mean the  incurrence by the Borrower of one Type of Loan
(A) denominated in Dollars that are Base Rate Loans on a pro rata basis from all of the Banks and (B) of a single Approved Currency that are Eurodollar Loans on a pro rata basis from all of the Banks on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and
(ii) with respect to all notices and determinations in connection with, and payments of principal, interest on Unpaid Drawings and other amounts, Eurodollar Loans and Alternate Currency Letters of Credit, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market and with respect to any notices or determinations in respect of Euros, which is customarily a "Business Day" for such notices and determinations.

     "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any FDIC insured bank, in amounts up to the FDIC insured limit, (y) any Bank having capital and surplus in excess of $500,000,000 or the U.S. dollar equivalent thereof or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) commercial paper of any United States municipal, state or local government rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and maturing within one year after the date of acquisition,
(v) any fund or funds investing solely in investments of the type described in clauses (i) through (iv) above, and (vi) agreements to sell and repurchase direct obligations of, or obligations that are fully guaranteed as to principal and interest by, the U.S. Treasury, such agreements to be with primary treasury dealers, to be evidenced by standard industry forms and to have maturities of not more than six months from the date of commencement of the repurchase transaction.

     "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Borrower and/or any Subsidiary from such Asset Sale, provided that any such proceeds received in currency other than Dollars shall be converted into Dollars at the spot exchange rate for the currency in question on the date of receipt by the Borrower and/or its Subsidiaries of such proceeds.

     "Change in Law" shall have the meaning provided in Section 9.06.

     "Change of Control" shall mean (i) any Person or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof), shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors.

     "Chartwell" shall mean Chartwell Re Corporation, a Delaware corporation.

     "Chartwell Re Holdings"  shall  mean   Chartwell  Re  Holdings Corporation,
a Delaware corporation.

     "Chartwell Senior Notes" shall mean the 10-1/4% Senior Notes Due 2004 originally issued by Chartwell and subsequently assumed by Chartwell Re Holdings.

     "Chase" shall mean The Chase Manhattan Bank, together with its successors by merger.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Combined" shall mean, when used with reference to any amount or financial statement, such amount as determined, or financial statement as prepared, on a combined basis for all of the specified Persons and their respective Subsidiaries; provided that any such amount or financial statement determined or prepared for any specified Person and its Subsidiaries separately shall be determined or prepared on a consolidated basis in accordance with GAAP or SAP, as the case may be.

     "Commitment" shall mean, with respect to each Bank, such Bank's Revolving Loan Commitment (if any) and such Bank's L/C Commitment (if any).

     "Confidential Bank Memorandum" shall mean the Confidential Bank Memorandum, dated October, 1999, distributed to Banks and prospective Banks in connection with this Agreement.

     "Confidential  Information"  shall  have the  meaning  provided  in Section
12.15.

     "Consolidated Indebtedness" shall mean, at any time, the aggregate outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, but excluding therefrom (i) the Contingent Interest Notes, (ii) the Trust Preferred Securities (but including therein the portion, if any, of the Trust Preferred Securities which exceeds 15% of Consolidated Total Capital) and (iii) the Letter of Credit and all letters of credit issued under Section 8.04(d) (so long as no drawing has occurred thereunder) .

     "Consolidated Interest Expense" shall mean, for any period and as to any Person, the sum, without duplication, of (i) total cash interest expense (including interest paid in connection with the Trust Preferred Securities and the interest component in respect of Capital Lease Obligations in accordance with GAAP) of such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding however, any amortization of deferred financing costs plus (ii) all dividends on preferred stock paid by such Person during such period.

     "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income (or loss) of the Borrower and its Subsidiaries determined in accordance with GAAP.

     "Consolidated Net Worth" shall mean, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

     "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, Consolidated Net Worth of the Borrower at such time less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets and any unallocated excess costs of investments in Subsidiaries over equity in underlying net assets at dates of acquisition.

     "Consolidated Total Capital" shall mean, at any time, the sum of (i) Consolidated Indebtedness (determined without giving effect to the enumerated exclusions set forth in clauses (i) and (ii) therein) at such time and (ii) Consolidated Net Worth of the Borrower at such time.

     "Contingent Interest Notes" shall mean the Contingent Interest Notes Due 2006 originally issued by Piedmont Management Company Inc. and in respect of which the Borrower is the obligor as of the Effective Date.

     "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) any obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements (including any Liens with respect thereto). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the directors of the Borrower on the Initial Credit Event Date and each other director if such director's nomination for the election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

     "Conversion Date" shall mean the 364th day following the Effective Date.

     "Credit Documents" shall mean this Agreement, the Notes and the Subsidiary Guaranty.

     "Credit Event" shall mean the making of any Revolving Loan, the issuance of any Letter of Credit or an increase in the Stated Amount of any Letter of Credit.

     "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

     "Dividends" shall have the meaning provided in Section 8.06.

     "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

     "Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date three Business Days prior to the date of any determination thereof for purchase on such date.

     "Dollars" and the "$" shall mean freely transferable lawful money of the United States.

     "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which is not a Foreign Subsidiary.

     "Effective Date" shall have the meaning provided in Section 12.10.

     "EMU Legislation" shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

       "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each "applicable section" under Section 414(t)(z) of the code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "Euro Equivalent" shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date three Business Days prior to the date of any determination thereof for purchase on such date.

     "Euro LIBOR" shall mean, for each Interest Period applicable to any Loan denominated in Euros, the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for Euro deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is three Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Chase for Euro deposits of amounts in same day funds comparable to the outstanding principal amount of such Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is three Business Days prior to the commencement of such Interest Period.

     "Eurodollar Loan" shall mean each Loan that at the election of any Borrower is bearing interest at the rate provided in Section 1.08(b).

     "Euros" shall mean the single currency of participating member states of the European Union.

     "Event of Default" shall have the meaning provided in Section 8.

     "Federal Funds Effective Rate" shall mean for any period, a fluctuating per annum interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "Fees"  shall mean all  amounts  payable  pursuant  to, or  referred to in,
Section 3.01.

     "Financial Reinsurance Agreement" shall mean a reinsurance agreement covering any transaction in which any Regulated Insurance Company cedes business that does not meet the conditions for reinsurance accounting as provided by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 113, as the same may be revised, replaced, or supplemented from time to time.

     "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program, other than social security or social insurance, established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or severance or termination payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof or any territory thereof.

     "Funds at Lloyds" shall have the meaning provided in paragraph 4 of the Membership Byelaw (No. 17 of 1993).

     "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indebtedness" of any Person shall mean (without duplication) (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) the principal portion of all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) the net termination obligations of such Person under Interest Rate Agreements and Other Hedging Agreements, calculated as of any date as if such agreement were terminated as of such date, (viii) all obligations of such Person under Financial Reinsurance Agreements and (ix) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables (including obligations under insurance contracts and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business.

     "Initial Credit Event Date" shall mean the date of the occurrence of the initial Credit Event.

     "Insurance Business" shall mean one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

     "Insurance Contract" shall mean any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement or Retrocession Agreement.

     "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (a) Borrower Cash Flow for such Test Period to (b) Consolidated Interest Expense for such Test Period; provided that (i) for the Test Period ending on or about March 31, 2000, Consolidated Interest Expense and the portion of Borrower Cash Flow determined by reference to net income shall be the actual such amounts calculated for such Test Period multiplied by 4.00 (other than the portion of Consolidated Interest Expense for such Test Period incurred in connection with the Trust Preferred Securities and Chartwell Senior Notes which shall be multiplied by 2.00), (ii) for the Test Period ending on or about June 30, 2000, Consolidated Interest Expense and the portion of Borrower Cash Flow determined by reference to net income shall be the actual such amounts calculated for such Test Period multiplied by 2.00 and (iii) for the Test Period ending on or about September 30, 2000, Consolidated Interest Expense and the portion of Borrower Cash Flow determined by reference to net income shall be the actual such amounts calculated for such Test Period multiplied by 1.33 (other than the portion of Consolidated Interest Expense for such Test Period incurred in connection with the Trust Preferred Securities and Chartwell Senior Notes which shall be the actual such amounts for such Test Period).

     "Interest Period" shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

     "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "Issuing Agent" shall mean Chase Manhattan International Limited.

     "Issuing Country" shall have the meaning provided in Section 12.18.

     "Judgment Currency" shall have the meaning provided in Section 12.17(a).

     "Judgment  Currency  Conversion  Date" shall have the  meaning  provided in
Section 12.17(a).

     "L/C Bank" shall mean each Bank with an L/C Commitment.

     "L/C Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Annex I directly below the column entitled "L/C Commitment," as the same may be reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 9.

     "L/C Commitment Fee" shall have the meaning provided in Section 3.01(b).

     "L/C Exposure" of any L/C Bank at any time shall mean such L/C Bank's L/C Percentage of the aggregate Stated Amount of all outstanding Letters of Credit at such time.

     "L/C Issuance Expiration Date" shall mean the earlier of (i) the Applicable Lloyds Coming in Line Date and (ii) the first date on which a Notice of Non-Extension is delivered to Lloyds in accordance with Section 2.05(a).

     "L/C Maturity Date" shall mean, at any time, the later of (i) December 31, 2004 and (ii) the latest expiration date of any Letter of Credit issued in accordance with the terms of this Agreement.

     "L/C Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the L/C Commitment of such Bank at such time and the denominator of which is the Total L/C Commitment at such time, provided that if the L/C Percentage of any Bank is to be determined after the Total L/C Commitment has been terminated, then the L/C Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

     "L/C Supportable Obligations" shall mean the obligations of the Borrower or its Subsidiaries to Lloyds.

     "Legal Requirements" shall mean all applicable laws, rules and regulations made by any governmental body or regulatory authority (including, without limitation, any Applicable Insurance Regulatory Authority) having jurisdiction over the Borrower or a Subsidiary of the Borrower.

     "Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

     "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

     "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

     "LIBOR" shall mean (i) with respect to any Borrowing of Loans denominated in Dollars or a Primary Alternate Currency, the relevant interest rate, i.e., U.S. LIBOR, Pounds Sterling LIBOR or Euro LIBOR and (ii) with respect to any Borrowing of Loans denominated in an Other Alternate Currency, such rate per annum as shall be agreed upon at the time such Other Alternate Currency is approved.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     "Lloyds" shall mean the Society incorporated by Lloyd's Act 1871 by the name of Lloyd's.

     "Lloyds Coming in Line Date" shall mean, for any year, the Lloyds coming in line date for such year (which date shall occur between November 20 and November 30 of each year, and for purposes of this Agreement shall be deemed to occur on November 30 of any year if it has not otherwise occurred by such date).

     "Loan" shall mean (i) prior to the Conversion  Date,  Revolving  Loans, and
(ii) on or after the Conversion Date, Term Loans.

     "Managed Syndicate" shall mean each underwriting syndicate at Lloyds in which either (i) any Subsidiary of the Borrower is acting as the managing agent for such syndicate or (ii) the Borrower and its Subsidiaries collectively provide 50% or more of the underwriting capital for such syndicate.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transaction.

     "Material Subsidiary" shall mean any Subsidiary of the Borrower whose total assets or total revenues exceed 1% of the total assets or gross revenues, respectively, of the Borrower and its Subsidiaries on a consolidated basis as of the most recent fiscal quarter end and for the most recent four quarter period, respectively, determined in accordance with GAAP.

     "Member" shall mean an underwriting member of Lloyd's.

     "Minimum Borrowing Amount" shall mean (i) for any Loans that are Dollar denominated, $5,000,000, and if in excess thereof, shall be in an integral Dollar denominated multiple of $1,000,000, and (ii) for any Revolving Loans that are Alternate Currency Loans, an amount in the respective Approved Currency having a Dollar Equivalent (determined at the time a Notice of Borrowing is received or a prepayment made) of $5,000,000, and if in excess thereof, shall be in a Dollar Equivalent multiple of $1,000,000 in the respective Approved Currency.

     "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

     "Moody's Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by Moody's to the senior unsecured long-term debt of the Borrower. If the foregoing rating shall be changed by Moody's, such change shall be effective for purposes of this definition on the Business Day following the day on which Moody's announces such change.

     "Multiemployer  Plan"  shall  mean any  multiemployer  plan as  defined  in
Section 4001(a)(3) of ERISA, which is a pension plan as defined in Section 3(2) of ERISA and which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintains, contributes to or has an obligation to contribute (or maintained, contributed to or had an obligation to contribute to in the last five years).

     "NAIC" shall mean the National Association of Insurance Commissioners or any successor organization thereto.

     "NAIC Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as in effect from time to time.

     "Net Available Proceeds" shall mean (i) with respect to any Asset Sale consummated by a Regulated Insurance Company, the Surplus Increase with respect to such Regulated Insurance Company as a result of such Asset Sale, (ii) with respect to any Asset Sale consummated by the Borrower or any Non-Regulated Company which is not a Subsidiary of a Regulated Insurance Company, the Net Cash Proceeds resulting therefrom and (iii) with respect to any Asset Sale consummated by a Non-Regulated Company which is a Subsidiary of a Regulated Insurance Company, an amount equal to the dividend that such Regulated Insurance Company would be permitted to pay in accordance with the Legal Requirements applicable to it as a result of the receipt by such Regulated Insurance Company of a dividend from such Non-Regulated Insurance Company in an amount equal to the Net Cash Proceeds resulting from such Asset Sale; in each case as determined in good faith by the Borrower and certified in writing by the Borrower to the Administrative Agent (showing the calculation thereof and supporting assumptions) on or prior to the date on which the Borrower or any Subsidiary is to receive the initial proceeds from such Asset Sale.

     "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including payment of principal, premium and interest on Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) incremental taxes paid or payable as a result thereof and (c) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations, purchase price adjustments or similar items associated with such Asset Sale, in each case as determined in good faith by the Borrower and certified in writing by the Borrower to the Administrative Agent (showing the calculation thereof and supporting assumptions) on or prior to the date on which the Borrower or any Subsidiary is to receive the initial proceeds from such Asset Sale.

     "Net Worth" shall mean, as to any Person, the sum of its capital stock (including, without limitation, its preferred stock), capital in excess of par or stated value of shares of its capital stock (including, without limitation, its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the effects of Financial Accounting Statement No. 115.

     "Non-Defaulting Bank" shall mean any Bank other than a Defaulting Bank.

     "Non-Regulated Company" shall mean each Subsidiary of the Borrower which is not a Regulated Insurance Company.

     "Note" shall mean and include each promissory note, in the form agreed by the Borrower and the Administrative Agent prior to the Effective Date, to the extent issued pursuant to Section 1.05(b) hereof.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03.

     "Notice of Conversion" shall have the meaning provided in Section 1.06.

     "Notice of Non-Extension" shall have the meaning provided in Section 2.05.

     "Notice Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York 10081, Attention: Linda Hill, Telephone (212) 552-7935, Facsimile: (212) 552-7490, or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

     "Obligation Currency" shall have the meaning provided in Section 12.17(a).

     "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Other Alternate Currency" shall mean any freely transferable currency other than any Primary Alternate Currency, to the extent such currency is approved by the Administrative Agent and each Bank.

     "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

     "Payment Office" shall mean the office of the Administrative Agent c/o The Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Linda Hill, Telephone No.: (212) 552-7935, Facsimile
No.: (212) 552-7490 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Acquisition" shall have the meaning provided in Section 8.02(c).

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political sub-division or any agency, department or instrumentality thereof.

     "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA other than a Foreign Pension Plan or a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Pounds Sterling" shall mean freely transferable lawful money of the United Kingdom.

     "Pounds Sterling Equivalent" shall mean, at any time for the determination thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by Chase as of 11:00 A.M. (London time) on the date three Business Days prior to the date of any determination thereof for purchase on such date.

     "Pounds Sterling LIBOR" shall mean, with respect to each Interest Period for any Loan denominated in Pounds Sterling, (I) the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successive page) with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is the commencement date of such Interest Period or, if such a rate does not appear on page 3750 (or such other appropriate page) of the Dow Jones Telerate Screen (or any successor page) the offered quotations to first-class banks in the London interbank EuroDollar market by Chase for Pounds Sterling deposits of amounts in same day funds comparable to the outstanding principal amount of such Loans with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is the commencement of such Interest Period plus (II) the Associated Cost Rate for such Loans for such Interest Period.

     "Primary Alternate Currency" shall mean each of Pounds Sterling and Euros.

     "Prime Lending Rate" shall mean the rate of interest per annum which Chase announces from time to time as its prime commercial lending rate in effect at its principal office in New York City, the Prime Lending Rate to change when and as such prime commercial lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Principal Amount" shall mean (i) the stated principal amount of each Loan denominated in Dollars and/or (ii) the Dollar Equivalent of the stated principal amount of each Alternate Currency Loan, as the context may require.

     "Projections" shall mean the financial projections contained in the Confidential Bank Memorandum.

     "Quarterly Statement" shall mean the quarterly financial statement required to be filed by any Regulated Insurance Company with the Applicable Regulatory Insurance Authority.

     "Rated Ongoing Regulated Subsidiary" shall mean each Regulated Insurance Company which has an A.M. Best claims paying rating (including, without limitation, Trenwick America Reinsurance Corporation, Trenwick International Limited, The Insurance Corporation of New York, Dakota Specialty Insurance Company and Chartwell Reinsurance Company, but excluding any Regulated Insurance Company (including any of the aforementioned companies) if such Company is not being employed in the writing of new insurance or reinsurance business following the consummation of the Acquisition).

     "Rating Agency" shall mean S&P or Moody's as the case may be.

     "Realistic Disaster Scenario" shall mean any realistic disaster scenario presented in a business plan prepared in relation to the Managed Syndicate under paragraph 57A(a) of the Underwriting Agents Bylaw (No. 4 of 1984) which shows the potential impact upon the Managed Syndicate of a catastrophic event.

     "Refinancing" shall mean the refinancing of not less than $50,000,000 of existing Indebtedness for borrowed money of Chartwell and its Subsidiaries.

     "Refinancing   Documents"   shall  mean  the   documents   related  to  the
Refinancing.

     "Register" shall have the meaning provided in Section 1.05.

     "Regulated Insurance Company" shall mean any Subsidiary of the Borrower (including, without limitation, Subsidiaries acquired or created in connection with the Acquisition), whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (domestic or foreign) and is regulated by any Applicable Insurance Regulatory Authority.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

     "Relevant Currency Equivalent" shall mean the Dollar Equivalent, the Euro Equivalent or the Pounds Sterling Equivalent.

     "Replaced Bank" shall have the meaning provided in Section 1.13.

     "Replacement Bank" shall have the meaning provided in Section 1.13.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

     "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitment (or, after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans or Term Loans) and L/C Commitment (or, after the Total L/C Commitment has been terminated, the amount of any Unpaid Drawings owing to such Non-Defaulting Banks) constitute a majority of the sum of
(i) the Total  Revolving  Loan  Commitment  less the  aggregate  Revolving  Loan
Commitments of Defaulting Banks, if any, or, after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans or Term Loans of Non-Defaulting Banks) and (ii) the Total L/C Commitment or, after the Total L/C Commitment has been terminated, the aggregate Unpaid Drawings.

     "Retrocession  Agreement"  shall mean any  agreement,  contract,  treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

     "Revolving Loan" shall have the meaning provided in Section 1.01(a).

     "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 9.

     "Risk Based Capital Ratio" shall mean, for any Regulated Insurance Company, the ratio (expressed as a percentage), at any time, of the Total Adjusted Capital of such Regulated Insurance Company to the Authorized Control Level of such Regulated Insurance Company.

     "RL Commitment Fee" shall have the meaning provided in Section 3.01(a).

     "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

     "S&P" shall mean Standard & Poor's Ratings Group and its successors.

"S&P Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by S&P to the senior unsecured long-term debt of the Borrower. If the foregoing rating shall be changed by S&P, such change shall be effective for purposes of this definition on the Business Day following the day on which S&P announces such change.

     "SAP" shall mean, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state or other jurisdiction (domestic or foreign) in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of
Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

     "Scheduled   Repayments"   shall  have  the  meaning  provided  in  Section
4.02(i)(a).

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

     "Section  4.04(b)(ii)  Certificate"  shall  have the  meaning  provided  in
Section 4.04(b)(ii).

     "Stated Amount" shall mean, at any time, (i) if the Letter of Credit is denominated in Dollars, the maximum amount available to be drawn under the Letter of Credit (regardless of whether any conditions for drawing could then be met) and (ii) if the Letter of Credit is an Alternative Currency Letter of Credit, the Dollar Equivalent of the maximum amount available to be drawn under the Letter of Credit (regardless of whether any conditions for drawing could then be met).

     "Statutory Surplus" shall mean, at any date for any Regulated Insurance Company, (a) the total amount as would be shown on line 27, page 3, column 1 of a Benchmark Statement for such Regulated Insurance Company prepared as of such date.

     "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower which is a Non-Regulated Company and a Material Subsidiary; provided that Chartwell Re Holdings and its Domestic Subsidiaries which are Non-Regulated Companies shall not be required to become Subsidiary Guarantors until such time as the Chartwell Senior Notes are paid in full.

     "Subsidiary Guaranty" shall have the meaning provided in Section 5.08.

"Surplus Increase" shall mean, with respect to each Asset Sale effected by a Regulated Insurance Company, the increase in Statutory Surplus of such Regulated Insurance Company as a result of such Asset Sale.

     "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

     "Taxes" shall have the meaning provided in Section 4.04(a).

     "Term Loan" shall mean each Revolving Loan that is converted into a term loan on the Conversion Date pursuant to 1.01(b).

     "Term Loan Maturity Date" shall mean the fifth anniversary of the Effective Date.

     "Test Period" shall mean (i) for any determination made on and prior to September 30, 2000, the period from January 1, 2000 to the last day of the fiscal quarter of the Borrower then last ended, provided that the first Test
Period shall end on March 31, 2000, and (ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower ended on the last day of the most recently ended fiscal quarter of the Borrower (taken as one accounting period).

     "Total Adjusted Capital" shall mean "Total Adjusted Capital" as defined by the NAIC as of December 31, 1997 and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC.

     "Total Commitment" shall mean the sum of the Total Revolving Loan Commitment and Total L/C Commitment.

     "Total L/C Commitment" shall mean the sum of the L/C Commitments of each of the L/C Banks.

     "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

     "Total Unutilized L/C Commitment" shall mean, at any time, the sum of the Unutilized L/C Commitments of the L/C Banks at such time.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate Principal Amount of all Revolving Loans outstanding at such time.

     "Trenwick Senior Notes" shall mean the 6.70% Senior Notes due April 1, 2003 issued by the Borrower.

     "Trust Preferred Securities" shall mean the 8.82% Junior Subordinated Deferrable Interest Debentures issued by the Borrower pursuant to the Indenture, dated as of January 31, 1997, between the Borrower and The Chase Manhattan Bank, as Trustee, and all securities issued by Trenwick Capital Trust I pursuant to the Amended and Restated Declaration of Trust, dated as of January 31, 1997.

     "Type" shall mean any type of Loan determined with respect to currency and the interest option applicable thereto.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

     "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

     "Unutilized L/C Commitment" with respect to any Bank at any time shall mean such Bank's L/C Commitment at such time less such Bank's L/C Exposure at such time.

     "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the aggregate outstanding Principal Amount of all Revolving Loans made by such Bank at such time.

     "U.S. LIBOR" shall mean for each Interest Period applicable to a Loan denominated in Dollars (other than a Base Rate Loan), the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Dollar deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Chase for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of such Dollar denominated Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

     "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

     "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

     SECTION 11.  The Administrative Agent.

     11.01 Appointment. Each Bank hereby irrevocably designates and appoints Chase as Administrative Agent (such term as used in this Section 11 to include Chase Manhattan International Limited, acting as the Issuing Agent under this Agreement and the Letters of Credit) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this
Section 11.  Notwithstanding  any  provision to the  contrary  elsewhere in this
Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Party.

     11.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through its affiliates, agents or attorneys- in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

     11.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations here-under or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Borrower to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

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

     11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

     11.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     11.06  Non-Reliance.  Each Bank  expressly  acknowledges  that  neither the
Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and credit-worthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder, participate in the Letter of Credit issued hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys- in-fact or affiliates.

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

     11.07 Indemnification. Each Bank agrees to indemnify the Administrative Agent in its capacity as such ratably according to such Bank's percentage used in determining Required Banks from time to time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, provided that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

     11.08 The Administrative Agent in its Individual Capacity. Chase and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though Chase were not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, Chase shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

     11.09 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks and the Borrower. Upon such resignation, the Required Banks shall, with the consent of the Borrower (such consent not to be unreasonably withheld), appoint from among the Banks a successor Administrative Agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     11.10 Other Agents. Nothing in this Agreement or any other Credit Document shall impose on the Documentation Agent or the Syndication Agent, in each case in such capacity, any duties or obligations.






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

     SECTION 12.  Miscellaneous.

     12.01 Payment of Expenses, etc. The Borrower hereby agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP); (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iv) indemnify the Administrative Agent and each Bank, and their respective officers, directors, employees, representatives and agents (each, an "indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (collectively, "Claims") incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or any other Transaction Document or the use of the proceeds of any Loans or the Letter of Credit here-under or the Transaction or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). No Bank shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems.

     12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank or any other Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank or any other Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank is hereby designated the agent of all other Banks for purposes of effecting set off pursuant to this Section 12.02 and each Credit Party hereby grants to each Bank for such Bank's own benefit and as agent for all other Banks a continuing security interest in any and all deposits, accounts or moneys of such Credit Party maintained from time to time with such Bank.


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

     12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to any Credit Party, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telecopied, sent by overnight courier or delivered by hand and shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier or sent by telecopy, or the date that is five Business Days after being deposited in the mail, postage prepaid, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 12.03 or in accordance with the last unrevoked notice from such party given in accordance with this Section 12.03; provided that notices and communications to the Administrative Agent shall be effective when received by the Administrative Agent.

     12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of its Notes to any bank or other financial institution; provided that in the case of any such participation, (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations (iii) the participant shall agree to be bound by the confidentiality provisions contained in Section 12.15 and (iv) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.10, 1.11 and 4.04 of this Agreement to, and only to, the extent that, and in no greater amount than, such Bank would be entitled to such benefits if the participation had not been entered into or sold; and provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend any Scheduled Repayment or the final scheduled maturity of any Loan, Note or Letter of Credit in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the amortization of, the Loans shall not constitute an extension of a Scheduled Repayment or the final scheduled maturity date), or reduce the rate or extend the time of payment of interest thereon or Fees, or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment, Loan or Letter of Credit over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment or prepayment shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof), or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof and thereof.

     (b) Notwithstanding the foregoing, any Bank may assign all or a portion of its rights and obligations hereunder to a bank or other financial institution with the prior written consent of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld or delayed (provided that (i) no such consents shall be required in connection with an assignment to a Person which is already a Bank hereunder and (ii) the consent of the Borrower shall not be required at any time when a Default or Event of Default exists). No assignment of less than all of a Bank's rights and obligations hereunder pursuant to the immediately preceding sentence shall, to the extent such transaction represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than the minimum of $5,000,000 unless otherwise agreed to by the Administrative Agent and the Borrower in writing. No assignment of all or any portion of a Bank's L/C Commitment shall be made to an institution which is not an Approved Credit Institution, and no such assignment shall be effective until all then outstanding Letters of Credit are returned by Lloyds to the Issuing Agent for cancellation in exchange for new or amended Letters of Credit having a Schedule 1 thereto which gives effect to such assignment. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, obligations and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed) (the "Assignment and Assumption Agreement"). At the time of any such assignment, (i) Annex I shall be deemed to be amended to reflect the Commitments, if any, and outstanding Loans of the respective assignee (which shall result in a direct reduction to the Commitments, if any, and outstanding Loans of the assigning Bank) and of the other Banks, (ii) if any such assignment occurs after the Initial Credit Event Date, at the request of the assignor or the assignee the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05, (iii) the Administrative Agent shall receive from the assigning Bank and/or the assignee Bank or financial institution at the time of each assignment the payment of a nonrefundable assignment fee of $3,500, (iv) the Administrative
Agent shall receive from the assignee Bank the Administrative Agent's administrative questionnaire completed by such assignee Bank and (v) if any such assignment is of all or a portion of the assigning Bank's L/C Commitment, all then outstanding Letters of Credit shall be amended or returned to the Issuing Agent for cancellation and reissued to reflect such assignment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). Each Bank and the Borrower agrees to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Promptly following any assignment pursuant to this Section 12.04(b), the assigning Bank shall promptly notify the Borrower and the Administrative Agent thereof. Nothing in this Section 12.04 shall prevent or prohibit any Bank from pledging its Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

     (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

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

     (d) Each Bank initially party to this Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by clause (b) above will upon its becoming party to this Agreement represent, that it is a commercial lender, other financial institution or other "accredited investor" (as defined in SEC Regulation D) which makes loans in the ordinary course of its business or is acquiring the Loans without a view to distribution of the Loans within the meaning of the federal securities laws, and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) through (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

     12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

     12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

     12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP or SAP, as the case may be, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks). In addition, except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; provided that (i) if any such accounting principle or policy (whether GAAP or SAP or both) shall change after the Effective Date, the Borrower shall give reasonable notice thereof to the Administrative Agent and each of the Banks and if within 30 days following such notice the Borrower, the Administrative Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 12.12 to give effect to such change, and (ii) if at any time the computations determining compliance with
Section 8 utilize accounting principles different from those utilized in the financial statements then being furnished to the Banks pursuant to Section 7.01, such financial statements shall be accompanied by reconciliation work-sheets.

     (b) All computations of interest on Eurodollar Loans and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

     (c) All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365/366 days.

     (d) For purposes of this Agreement, the Dollar Equivalent of each Loan that is an Alternate Currency Loan and the Dollar Equivalent of the stated amount of each Letter of Credit that is an Alternate Currency Letter of Credit shall be calculated on the date when any such Loan is made or such Letter of Credit is issued, on the first Business Day of each month and at such other times as designated by the Administrative Agent at any time when a Default or an Event of Default exists. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrower, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Borrower by the Administrative Agent. The Administrative
Agent shall promptly notify the Borrower and the Banks of each such determination of the Dollar Equivalent.

     12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFORE-MENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

     (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

     12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     12.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby (other than a Defaulting Bank), (i) extend any Scheduled Repayment or the scheduled final maturity of any Loan, Letter of Credit or Note (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the amortization of the Loans shall not constitute an extension of any Scheduled Repayment or the scheduled final maturity thereof), or reduce the rate, or extend the time of payment, of interest thereon or Fees or reduce the principal amount thereof, (ii) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or mandatory repayment or prepayment shall not constitute a change in the terms of any Commitment of any Bank), (iii) amend, modify or waive any provision of this
Section 12.12, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of Section 11 or any other provision relating to the rights and/or obligations of the Administrative Agent may be amended without the consent of the Administrative Agent.

     12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitment.

     12.14 Domicile of Loans. Subject to Section 12.04, each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 4.04 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer.

     12.15 Confidentiality. The Administrative Agent and each Bank shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Bank's evaluation of whether to become a Bank hereunder or obtained by such Bank pursuant to the requirements of this Agreement ("Confidential Information") in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking or lending practices; provided that any Bank and/or its affiliates may disclose any such Confidential Information (a) to their respective affiliates, directors, officers, employees, auditors or counsel for purposes related to the Credit Documents and the transactions contemplated thereby, provided that the Bank disclosing such confidential information pursuant to this clause (a) shall remain liable for any non-permitted disclosure of such information by any such employee, director, agent, attorney, accountant or professional advisor, (b) as has become generally available to the public other than as a result of disclosure in violation of this Section 12.15, (c) as has become available to such Bank or any such affiliate on a non-confidential basis from a source other than the Borrower and its affiliates, provided that the source is not known by such Bank to be prohibited from transmitting such information to such Bank by a contractual, legal or fiduciary obligation, (d) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank and/or its affiliates, (e) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation or other judicial process (it being understood that, to the extent reasonably practicable and legally permitted under the circumstances, the Borrower shall be given prior notice and an opportunity to contest any proposed disclosure pursuant to this clause (e)), (f) in order to comply with any law, order, regulation or ruling applicable to such Bank and/or its affiliates, and
(g) to any permitted prospective or actual syndicate member or participant in the Loans, provided that such prospective or actual syndicate member or participant agrees with the respective assigning Bank to be bound by the provisions of this Section 12.15. The provisions of this Section 12.15 shall survive any termination of this Agreement.

     12.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     12.17 Judgment Currency. (a) The Borrowers' Obligations hereunder and under the other Credit Documents to make payments in the applicable Approved Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Bank under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     12.18 Euro. (a) If at any time that an Alternate Currency Loan or an Alternate Currency Letter of Credit is outstanding, the relevant Alternate Currency is fully replaced as the lawful currency of the country that issued such Alternate Currency (the "Issuing Country") by the Euro so that all payments are to be made in the Issuing Country in Euros and not in the Alternate Currency previously the lawful currency of such country, then such Alternate Currency Loan or Alternate Currency Letter of Credit shall be automatically converted into a Loan or Letter of Credit denominated in Euros in a principal amount or stated amount equal to the amount of Euros into which the principal amount or stated amount of such Alternate Currency Loan or Letter of Credit would be converted pursuant to the EMU Legislation and thereafter no further Loans will be available in such Alternate Currency, with the basis of accrual of interest, notices requirements and payment offices with respect to such converted Loans or Letters of Credit to be that consistent with the convention and practices in the London interbank market for Euro denominated Loans or Letters of Credit.

     (b) The Borrower shall from time to time, at the request of any Bank, pay to such Bank the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest or any other return forgone by such Bank or its affiliates as a result of the tax or currency exchange resulting from the introduction, changeover to or operation of the Euro in any applicable nation or Eurocurrency market.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:

Trenwick Group Inc.                         TRENWICK GROUP INC.
One Canterbury Green
Stamford, Connecticut  06901
Tel:  (203) 353-5500
Fax:  (203) 353-5557                        By:  /s/ Alan L. Hunte
                                                --------------------------------

Attention:  Alan L. Hunte
Title:  Executive Vice President
& Chief Financial Officer


                                            THE CHASE MANHATTAN BANK,
                                            Individually and as Administrative
                                            Agent


                                            By: /s/ Donald Rands
                                               ---------------------------------
                                            Title:  Vice President


                                           CHASE MANHATTAN INTERNATIONAL
                                           LIMITED, as Issuing Agent


                                           By: /s/ Stephen Hurford
                                              ----------------------------------
                                           Title:   Vice President


                                           By: /s/Stephen Clark
                                              ----------------------------------
                                           Title:   Second Vice President



                                           FIRST UNION NATIONAL BANK,
                                           Individually and as Syndication Agent


                                           By: /s/ Thomas L. Stitchberry
                                              ----------------------------------
                                           Title:   Senior Vice President



                                           FLEET NATIONAL BANK, Individually
                                           and as Documentation Agent


                                           By: /s/ Elizabeth Shelley
                                              ----------------------------------
                                           Title:   Vice President


                                           CREDIT LYONNAIS NEW YORK BRANCH


                                           By: /s/ Peter Rasmussen
                                              ----------------------------------
                                           Title:   Vice President

                                           DRESDNER BANK AG, New York
                                           and Grand Cayman Branches


                                           By: /s/ Lloyd C. Stevens
                                              ----------------------------------
                                           Title:   Vice President


                                           By: /s/ Anthony C. Valencourt
                                              ----------------------------------
                                           Title:   Senior Vice President


                                           NATIONAL WESTMINSTER BANK PLC


                                           By: /s/ Ian Grimsley
                                              ----------------------------------
                                           Title: Head of Lloyd's Insurance Team


                                           STATE STREET BANK AND TRUST COMPANY


                                           By: /s/ Edward M. Anderson
                                              ----------------------------------
                                           Title:   Vice President

                                           THE BANK OF NOVA SCOTIA

                                           By:  /s/ Todd S. Meller
                                              ----------------------------------
                                           Title:   Senior Relationship Manager

                                           THE FUJI BANK, LIMITED

                                           By: /s/ Raymond Ventura
                                              ----------------------------------
                                           Title:   Vice President & Manager